USAA AUTO LOAN GRANTOR TRUST 1999-1
Issuer

$699,376,130 FIXED RATE AUTOMOBILE LOAN PASS-THROUGH CERTIFICATES

[LOGO]

USAA FEDERAL SAVINGS BANK
Seller and Servicer

The certificates will be issued by the trust. The certificates represent interests in the trust. The sources for payments on the certificates will be collections received on a pool of auto loans held by the trust and the funds held in a cash reserve account.

THE CERTIFICATES

USAA Auto Loan Grantor Trust 1999-1 will issue the following two classes of certificates:

                                                          CLASS A CERTIFICATES      CLASS B CERTIFICATES
                                                          --------------------      --------------------
Initial Principal Amount............................            $673,149,000               $26,227,130
Interest Rate.......................................                   6.10%                     6.67%
Final Scheduled Distribution Date...................       February 15, 2006         February 15, 2006
Price to Public(1)..................................              99.945802%                       N/A
Underwriting Discount...............................                   0.20%                       N/A
Proceeds to Seller(2)...............................              99.745802%                       N/A
First Distribution Date.............................         August 16, 1999           August 16, 1999

------------

(1) Plus accrued interest, if any, at the applicable interest rate from July 15, 1999.

(2) Before deducting expenses payable by the seller, estimated to be $560,000.

Interest and principal on the certificates will be payable monthly, on the 15th or the first business day after the 15th, beginning August 16, 1999.

CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 9 OF THIS PROSPECTUS.

The certificates represent interests in the trust only and do not represent obligations of or interests in, and are not guaranteed by, USAA Federal Savings Bank or any of its affiliates.

This prospectus may be used to offer and sell the certificates.

NEITHER  THE  SECURITIES  AND  EXCHANGE  COMMISSION  (THE 'SEC')  NOR  ANY STATE
   SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR
         DETERMINED IF THIS PROSPECTUS IS ACCURATE  AND COMPLETE. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

UNDERWRITERS OF THE CLASS A CERTIFICATES

J.P. MORGAN & CO.
                   CHASE SECURITIES INC.
                                       CREDIT SUISSE FIRST BOSTON
                                                          SALOMON SMITH BARNEY

                 The date of this prospectus is July 22, 1999.

                               TABLE OF CONTENTS

SUMMARY OF TERMS.                                                5
     THE PARTIES............................................     5
     THE SECURITIES.........................................     5
RISK FACTORS................................................     9
THE BANK'S PORTFOLIO OF MOTOR VEHICLE LOANS.................    13
     Origination of Motor Vehicle Loans.....................    13
     Underwriting of Motor Vehicle Loans....................    13
     Insurance..............................................    15
     Collection Procedures..................................    15
     Delinquency and Loan Loss and Recovery Information.....    16
DESCRIPTION OF THE TRUST....................................    18
DESCRIPTION OF THE RECEIVABLES POOL.........................    18
     Maturity and Prepayment Assumptions....................    21
YIELD CONSIDERATIONS........................................    22
POOL FACTORS................................................    22
USE OF PROCEEDS.............................................    23
USAA FEDERAL SAVINGS BANK...................................    23
UNITED SERVICES AUTOMOBILE ASSOCIATION......................    24
DESCRIPTION OF THE CERTIFICATES.............................    25
     General................................................    25
     Book-Entry Registration................................    25
     DTC's Year 2000 Efforts................................    28
     Definitive Certificates................................    29
     Sale and Assignment of the Receivables.................    29
     Description of the Trust's Accounts....................    31
     Collections on the Receivables.........................    31
     Servicing Procedures...................................    32
     Advances...............................................    33
     Servicing Compensation.................................    33
     The Reserve Account....................................    34
     The Yield Supplement Agreement.........................    35
     Distributions on Certificates..........................    36
     Statements to Certificateholders.......................    39
     Evidence as to Compliance..............................    40
     Certain Matters Regarding the Servicer.................    41
     Events of Servicing Termination........................    42
     Rights Upon an Event of Servicing Termination..........    42
     Amendment..............................................    43
     List of Certificateholders.............................    43
     Termination............................................    43
     Duties of the Trustee..................................    44
     The Trustee............................................    44
CERTAIN LEGAL ASPECTS OF THE RECEIVABLES....................    46
     General................................................    46
     Security Interests in the Financed Vehicles............    46
     Enforcement of Security Interests in Vehicles..........    47
     Other Matters..........................................    48
     Repurchase Obligation..................................    48

CERTAIN FEDERAL INCOME TAX CONSEQUENCES.....................    48
     Tax Status of the Trust; Scope of Tax Opinion..........    48
     Treatment of Certificate Owners' Interest in Trust
      Assets................................................    49
     Treatment of Certificate Owners' Share of Trust
      Expenses..............................................    51
     Discount and Premium...................................    51
     Effect of Subordination................................    53
     Yield Supplement Amounts...............................    53
     Sale of a Certificate..................................    54
     Foreign Certificate Owners.............................    54
     Backup Withholding.....................................    55
     Certain State Tax Consequences.........................    55
ERISA CONSIDERATIONS........................................    55
     Prohibited Transaction Exemption for Class A
      Certificates..........................................    55
     Prohibited Transaction Exemptions for Class B
      Certificates..........................................    57
     Special Considerations Applicable to Insurance Company
      General Accounts......................................    58
UNDERWRITING................................................    59
VALIDITY OF THE CERTIFICATES................................    59
GLOSSARY OF TERMS...........................................    60
ANNEX A.....................................................   A-1

                      WHERE YOU CAN FIND MORE INFORMATION

     Federal law requires the filing of information with the SEC, including periodic reports and other information. You can read and copy these documents at the public reference facility maintained by the SEC at Judiciary Plaza, 450 Fifth Street, NW, Room 1024, Washington, D.C. 20549. You can also copy and inspect such reports, proxy statements and other information at the following regional offices of the SEC:

New York Regional Office               Chicago Regional Office
Seven World Trade Center               Citicorp Center
Suite 1300                             500 West Madison Street, Suite 1400
New York, NY 10048                     Chicago, IL 60661

     Please call the SEC at 1-800-SEC-0330 for further information on public reference rooms. SEC filings are also available to the public on the SEC's web site at http://www.sec.gov.

     This prospectus is part of a registration statement filed by the trust with the SEC (Registration No. 333-81385).

     You should rely only on the information provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the cover page of this prospectus.

     You can find a listing of the pages where capitalized terms used in this prospectus are defined beginning on page 59 in this prospectus.

     We include cross-references to sections where you can find additional information. The table of contents on the back cover provides the location of these sections.

     In this prospectus, the terms 'we,' 'us' and 'our' refer to USAA Federal Savings Bank.

                                SUMMARY OF TERMS

  This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the certificates, we urge you to read carefully this entire prospectus.

  This summary provides an overview of calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus.

                                  THE PARTIES

Issuer....................................  USAA Auto Loan Grantor Trust 1999-1
Seller of the Auto Loans and Servicer.....  USAA Federal Savings Bank
Trustee...................................  The Bank of New York, a banking corporation organized under the laws of the State of New York
Seller's Address..........................  10750 McDermott Freeway, San Antonio, Texas 78288
Seller's Telephone Number.................  (210) 498-2265

                                 THE SECURITIES

The Terms of the Certificates:

                                                               CLASS A                CLASS B
                                                            CERTIFICATES           CERTIFICATES
                                                            ------------           ------------
Principal Amount:...................................        $673,149,000            $26,227,130
Interest Rate per Annum:............................            6.10%                  6.67%
Interest Accrual Method:............................           30/360                 30/360
Distribution Date:..................................       monthly (15th)         monthly (15th)
First Distribution Date:............................       August 16, 1999        August 16, 1999
Final Scheduled Distribution Date:..................      February 15, 2006      February 15, 2006

THE CERTIFICATES

The trust will issue the following certificates:

$673,149,000 Class A 6.10% Automobile Loan Pass-Through Certificates

$26,227,130 Class B 6.67% Automobile Loan Pass-Through Certificates

An affiliate of the seller will purchase the Class B Certificates in the aggregate principal amount of $26,227,130.

RATINGS OF CERTIFICATES

The trust will not issue the certificates unless:

(1) the Class A Certificates are rated in the highest rating category, and

(2) the Class B Certificates are rated in at least the 'BBB' category or its equivalent,

by at least one nationally recognized statistical rating agency. After the certificates are issued, any ratings may be lowered or withdrawn by the applicable rating agency.

CLOSING DATE

The deposit of the auto loans and the issuance of the certificates is expected to take place on July 29, 1999.

INTEREST PAYMENTS

The interest rates for the certificates are the fixed rates specified above and on the cover page of this prospectus. Interest will be payable on all certificates on each distribution date.

Interest on the Class A and Class B Certificates will be calculated on the basis of a 360-day year consisting of 12 months of 30 days each.

On any distribution date, interest on the Class B Certificates will not be paid until all accrued and unpaid interest on the Class A Certificates has been paid in full.

PRINCIPAL PAYMENTS

The Class A Certificates and the Class B Certificates will be entitled to their proportionate share of principal collections on the auto loans. However, the trust will make principal payments to the Class A Certificates before making principal payments to the Class B Certificates on each distribution date.

FINAL SCHEDULED DISTRIBUTION DATE

The outstanding principal amount, if any, of each class of certificates will be payable in full on the following final scheduled distribution date:

                            FINAL SCHEDULED
CERTIFICATES               DISTRIBUTION DATE
------------               -----------------
Class A..................  February 15, 2006
Class B..................  February 15, 2006

REDEMPTION OF CERTIFICATES

The Class A Certificates and the Class B Certificates will be redeemed in whole on any distribution date if the seller exercises its option to purchase the auto loans and other trust property from the trust.

  The seller may exercise its option to purchase when the aggregate principal balance of the auto loans declines to 5% or less of the aggregate starting principal balance.

BOOK-ENTRY FORM

The trust will initially issue the certificates in book-entry form. You will hold your interest in the certificates through The Depository Trust Company, Cedel Bank, societe anonyme, or the Euroclear System.

You will not be entitled to receive a definitive certificate representing your interest except under limited circumstances. See 'Description of the Certificates -- Book-Entry Registration' in this prospectus.

CREDIT ENHANCEMENT

SUBORDINATION OF CLASS B CERTIFICATES

Payments on the Class B Certificates are subordinated to those on the Class A Certificates to the extent explained below. This provides additional credit enhancement for the Class A Certificates.

  No interest will be paid on the Class B Certificates on any distribution date until all accrued and unpaid interest on the Class A Certificates has been paid in full;
                                       6

  No principal will be paid on the Class B Certificates on any distribution date until all principal owed on the Class A Certificates has been paid in full; and

  Amounts otherwise payable as principal on the Class B Certificates will be available to make payments of interest and principal on the Class A Certificates.

RESERVE ACCOUNT

Funds on deposit in the reserve account will be available on each distribution date to cover shortfalls in distributions of interest and principal on the certificates due to delinquencies and defaults on the auto loans. Amounts in the reserve account will also be available to pay servicing fees.

The reserve account will be funded as follows:

  On the closing date, the seller will make an initial deposit of $5,245,321 into the reserve account.

  On each distribution date, any collections on the auto loans remaining after providing for all required payments to certificateholders, payment of the total servicing fee and reimbursement of outstanding servicing advances will be deposited in the reserve account up to the specified reserve account balance.

The specified reserve account balance for any distribution date will equal the greater of (a) 1.25% of the outstanding principal balance of the auto loans and
(b) 0.50% of the initial principal balance of the auto loans. The reserve amount, however, will not exceed the amount of the outstanding principal balance.

YIELD SUPPLEMENT AGREEMENT

If any auto loan has, as of the cutoff date, a contract rate below the sum of
(1) the weighted average of the interest rates on the Class A Certificates and the Class B Certificates, and (2) the servicing rate, the seller, the servicer and the trust will enter into a Yield Supplement Agreement. The Yield Supplement Agreement will provide for payment by the seller of a yield supplement amount which is equal to the difference between (1) interest that would be payable on each auto loan if the rate on that auto loan were equal to the sum of the weighted average of the interest rates on the certificates and the servicing rate and (2) interest that is actually payable on each auto loan at its contract rate.

Due to the fact that no auto loan had, as of the cutoff date, a contract rate below the sum of (i) the weighted average of the interest rates on the Class A Certificates and the Class B Certificates and (2) the servicing rate, there will be no Yield Supplement Agreement and no payment at any time of any yield supplement amount.

TRUST PROPERTY

The primary assets of the trust will be the auto loans, which are a pool of fixed rate simple interest motor vehicle installment contracts made by the seller. The auto loans in the trust will be deposited by the seller in the trust. The trust property will also include:

  All monies due or received under the auto loans on or after the cutoff date of July 1, 1999;

  A security interest in the new and used automobiles and light-duty trucks financed by the auto loans;

  Any proceeds from claims on related insurance policies or from borrowers under the auto loans;

  Amounts on deposit in the trust accounts, including the right to receive payments from the reserve account and pursuant to the Yield Supplement Agreement; and

  All rights of the trust against the seller under the Pooling and Servicing Agreement.

THE AUTO LOANS

On the closing date, the trust will acquire auto loans with an aggregate principal balance of $699,376,130 as of the cutoff date. As of the cutoff date:

  the weighted average contract rate of the auto loans is approximately 8.30%;

  the weighted average remaining term of the auto loans, that is, the period starting after the cutoff date and including each auto loan's scheduled maturity date, is approximately 51.0 months; and the weighted average original term of the auto loans is approximately
  57.8 months.

The weighted averages listed above are averages that take into account the differences in the principal amounts of the auto loans.

CERTIFICATE ACCOUNT; PRIORITY OF DISTRIBUTIONS

Payments received on the auto loans will be deposited in the certificate account until paid to the certificateholders. On each distribution date, funds on deposit in the certificate account collected during the prior monthly collection period will be applied in the priority indicated below:

  reimbursement of outstanding advances;

  the total servicing fee;

  accrued and unpaid interest on the Class A Certificates;

  accrued and unpaid interest on the Class B Certificates;

  principal on the Class A Certificates;

  principal on the Class B Certificates; and

  the remaining balance, if any, to be deposited in the reserve account.

SERVICING COMPENSATION

The trust will pay the servicer a monthly fee on each distribution date. The monthly servicing fee will equal one-twelfth of 1.00% of the outstanding principal balance of the auto loans in the trust as of the end of the prior month. In addition, the servicer will receive as additional compensation investment earnings on trust property, unless the servicer fails to make certain advances of funds to the trust. The servicer has the option, but is not obligated, to make advances to the trust in the amount of interest due on an auto loan but not yet received. See 'Description of the Certificates -- Advances' and ' -- Servicing Compensation' in this prospectus.

TAX STATUS

Jones, Day, Reavis & Pogue, special tax counsel to the trust, will deliver its opinion that the trust will be classified for federal income tax purposes as a grantor trust and not as an association taxable as a corporation. You must report your respective allocable share of income earned on trust assets excluding certain amounts retained by the seller. You may deduct your respective allocable share of reasonable servicing fee and other fees, subject to limitations applicable to individuals, estates, trusts and partnerships. However, the tax code is complex, and we recommend that you and your tax advisors review the information under the caption 'Certain Federal Income Tax Consequences' in this prospectus.

ERISA CONSIDERATIONS

The Class A Certificates may be purchased by employee benefit or other retirement plans if certain conditions are satisfied. The Class B Certificates may be purchased and held by such plans only if exempt from certain prohibited transaction rules. See 'ERISA Considerations' in this prospectus.

                                  RISK FACTORS

     You should carefully consider, among other things, the following risk factors before deciding to invest in the certificates offered by this prospectus.

ABSENCE OF PUBLIC MARKET FOR YOUR           The certificates will not be listed on any securities
CERTIFICATES COULD LIMIT YOUR ABILITY TO    exchange and there is currently no public market for the
RESELL CERTIFICATES.                        certificates. The underwriters expect, but are not
                                            obligated, to make a market in the Class A Certificates.
                                            If no public market develops, as a certificateholder,
                                            you may not be able to sell the certificates you
                                            purchased prior to maturity. There is no assurance that
                                            any such market will be created or, if created, will
                                            continue. Transfers of the certificates can only be made
                                            through DTC, and direct and indirect participating
                                            organizations. You may not be able to pledge a
                                            certificate as collateral to an entity or person that
                                            does not participate in those transfer systems. In
                                            addition, some investors may be unwilling to purchase
                                            certificates for which there are no physical
                                            certificates.
THE TRUST WILL NOT ENGAGE IN ANY OTHER      The seller will establish the trust by selling and
ACTIVITY.                                   assigning the auto loans to the trust in exchange for
                                            the certificates. After formation, the trust will not
                                            engage in any activity other than holding the auto loans
                                            and distributing payments.
INTERESTS OF OTHER PERSONS IN THE AUTO      In order to protect the trust's ownership of the auto
LOANS AND TRUST PROPERTY MAY TAKE PRIORITY  loans, the seller will file UCC-1 financing statements
OVER THE TRUST'S SECURITY INTEREST.         with the appropriate governmental authorities in the
                                            State of Texas to give notice of the trust's ownership
                                            of the auto loans and their proceeds. Therefore, the
                                            trust's security interest will be perfected by the UCC
                                            filings and not by possession of the auto loans. Under
                                            the Pooling and Servicing Agreement, the seller will be
                                            obligated to maintain the perfection of the trust's
                                            ownership interest in the auto loans. However, a
                                            purchaser of an auto loan who gives new value and takes
                                            possession of the original document evidencing the auto
                                            loan in the ordinary course of such purchaser's business
                                            will have priority over the trust's security interest,
                                            if such purchaser acts in good faith without knowledge
                                            that the specific auto loan is subject to the trust's
                                            security interest. While the seller's master computer
                                            records will evidence the sale of the auto loans to the
                                            trust, any purchaser would be deemed not to have
                                            knowledge of the sale by virtue of the UCC filings or a
                                            review of the auto loans since they would not be marked
                                            to show the sale.
                                            The seller will assign its security interest in the
                                            individual financed vehicles to the trust. However,
                                            because of the administrative burden and expense, and
                                            since the seller will be the servicer of the auto loans,
                                            neither the seller nor the trustee will amend the
                                            certificates of title to identify the trust as the new
                                            secured party. Accordingly, the seller will continue to
                                            be named as the secured party in the certificates of
                                            title relating to the financed vehicles. In some states,
                                            in the absence of endorsement and delivery, the trustee
                                            may not have a perfected security interest in the
                                            financed vehicles. See 'Certain Legal Aspects of the
                                            Receivables'.

YOU MAY BE REQUIRED TO REINVEST YOUR        All of the auto loans may be prepaid at any time without
PRINCIPAL IN THE CERTIFICATES BECAUSE OF    penalty. Prepayments may also result from liquidations
PREPAYMENTS WHICH MAY REDUCE YOUR YIELD.    due to:
                                             default, the receipt of proceeds from theft, physical
                                             damage, credit life and credit disability insurance
                                             policies;
                                             repurchases by the seller as a result of the failure of
                                             an auto loan to meet certain criteria in the Pooling and
                                             Servicing Agreement;
                                             purchases by the servicer as a result of breach of
                                             certain of its covenants with respect to the auto loans
                                             made by it in the Pooling and Servicing Agreement; or
                                             as a result of an exercise by the seller of its option
                                             to purchase the auto loan.
                                            The rate of prepayment and default of auto loans may be
                                            influenced by a variety of economic and other factors.
                                            For example, changes in economic conditions, interest
                                            rates and natural disasters such as floods, hurricanes,
                                            earthquakes and tornadoes may affect prepayments.
                                            The seller does not maintain adequate records to provide
                                            meaningful prepayment information with respect to the
                                            auto loans. No prediction can be made as to the actual
                                            prepayment rates which will be experienced on the auto
                                            loans. You will bear all reinvestment risk resulting
                                            from prepayments on the auto loans and the corresponding
                                            acceleration of payments on the certificates.
GEOGRAPHIC CONCENTRATION OF AUTO LOANS MAY  Adverse economic conditions or other factors
ADVERSELY AFFECT YOUR CERTIFICATES.         particularly affecting any state or region where a high
                                            concentration of auto loans is located could adversely
                                            affect the certificates. As of June 30, 1999,
                                            approximately 18.90%, 9.42%, 6.37% and 5.83% of the auto
                                            loans, based on the principal balance and mailing
                                            address of the borrowers, were located in Texas,
                                            California, Florida and Virginia, respectively. The
                                            seller is unable to determine and has no basis to
                                            predict, with respect to any state or region, whether
                                            any such conditions have occurred or may occur, or to
                                            what extent such conditions may affect the auto loans or
                                            the repayment of amounts due under your certificates.
                                            The location of the auto loans by state, based upon
                                            borrowers' addresses at the time the auto loans were
                                            made, is set out in the table beginning on page 20 of
                                            this prospectus.
LIMITED ASSETS OF THE TRUST COULD RESULT    You may suffer a loss on your certificates if the assets
IN LOSSES ON YOUR CERTIFICATES.             of the trust are insufficient to pay the principal
                                            amount of the certificates in full. The only sources of
                                            funds for payments on the certificates will be the
                                            assets of the trust. The assets of the trust are limited
                                            to the auto loans, payments made on the auto loans,
                                            funds on deposit in the trust's accounts and the right
                                            to payments from the reserve account and pursuant to the
                                            Yield Supplement Agreement (if applicable). The
                                            certificates represent interests solely in the trust and
                                            neither the seller, the servicer, the trustee, the
                                            collateral agent or any other person or entity will
                                            insure or guarantee the certificates. Consequently,
                                            certificateholders

                                            will only be able to look to payments on the auto loans,
                                            amounts on deposit in the trust's accounts and the right
                                            to payments from the reserve account and pursuant to the
                                            Yield Supplement Agreement (if applicable) for payment.
                                            Amounts to be deposited in the reserve account are
                                            limited in amount and will be reduced as the principal
                                            balance of the auto loans declines.
                                            Amounts on deposit in the reserve account will be
                                            available on any distribution date first to cover
                                            shortfalls in:
                                             reimbursement of outstanding advances and payment of the
                                             servicing fee to the servicer; then
                                             interest distributions on the Class A Certificates; then
                                             interest distributions on the Class B Certificates; then
                                             principal distributions on the Class A Certificates; and
                                             finally
                                            principal distributions on the Class B Certificates.
                                            If the reserve account is exhausted and not replenished,
                                            the trust will depend solely on payments on the auto
                                            loans to make distributions on the certificates.
                                            Therefore, you will bear directly the credit and other
                                            risks associated with ownership of the auto loans,
                                            without any additional credit enhancement. There can be
                                            no assurance that the future delinquency, loan loss or
                                            repossession experience of the trust with respect to the
                                            auto loans will be better or worse than the information
                                            provided with respect to the seller's portfolio of motor
                                            vehicle loans owned and serviced by the seller. See
                                            'Description of the Certificates -- The Reserve Account'
                                            and ' -- Distributions on Certificates'.
CLASS B CERTIFICATES WILL ABSORB CASH       The Class B certificateholders will not receive any
SHORTFALLS BEFORE THE CLASS A               interest distributions until the interest on the Class A
CERTIFICATES.                               Certificates has been paid in full on each distribution
                                            date. The Class B certificateholders will not receive
                                            any principal distributions until the interest and
                                            principal then due on the Class A Certificates has been
                                            paid in full on that distribution date. You must rely on
                                            payments on the auto loans, funds on deposit in the
                                            trust's accounts and the right to payments from the
                                            reserve account for your payment. If funds in the
                                            reserve account are exhausted, the trust will depend
                                            solely on current payments on the auto loans to make
                                            distributions on the certificates. Delinquent payments
                                            on the auto loans may result in a shortfall in the
                                            distributions on the Class B Certificates on any date
                                            due to the priority of payments on the Class A
                                            Certificates.
A CHANGE IN THE CERTIFICATES' RATINGS MAY   It is a condition to the issuance of the certificates
ADVERSELY AFFECT THE MARKETABILITY OF YOUR  that the Class A Certificates be rated in the highest
CERTIFICATES.                               rating category, and the Class B Certificates be rated
                                            in at least the 'BBB' category or its equivalent by at
                                            least one rating agency. A security rating is not a
                                            recommendation to buy, sell, or hold securities and may
                                            be revised or withdrawn at any time by the assigning
                                            rating agency. There can be no assurance that a rating
                                            agency will not lower or withdraw its ratings, if
                                            warranted. The seller cannot predict with certainty what

                                            effect any revision or withdrawal of a rating may have
                                            on the liquidity or market value of the Class A
                                            Certificates or the Class B Certificates.
THE LACK OF PHYSICAL CERTIFICATES MAY       The Class A Certificates and the Class B Certificates
ADVERSELY AFFECT YOUR RIGHTS AS A           will each be represented in book-entry form through DTC,
CERTIFICATEHOLDER.                          Cedel and Euroclear. You will not be entitled to receive
                                            a physical certificate representing your interest in the
                                            trust except under limited circumstances. Therefore, you
                                            will not be recognized as a certificateholder, and you
                                            will not be permitted to exercise your rights as a
                                            certificateholder except indirectly through DTC, Cedel
                                            or Euroclear. See 'Description of the
                                            Certificates -- Book-Entry Registration'.
POTENTIAL DELAYS IN PAYMENTS ON YOUR        The servicer is in the process of addressing issues
CERTIFICATES DUE TO POTENTIAL COMPUTER      arising from the year 2000 issue that could impact the
PROGRAM PROBLEMS BEGINNING IN THE YEAR      timely payment of principal and interest on your
2000.                                       certificates. The year 2000 issue results from the
                                            custom of writing computer programs using two digits to
                                            define a year. Computer programs that have
                                            time-sensitive software may recognize a date using '00'
                                            as the year 1900 rather than the year 2000. Any such
                                            occurrence could result in major computer system failure
                                            or miscalculations. Although the servicer reasonably
                                            believes that its servicing system will be year 2000
                                            compliant prior to the year 2000, it is presently
                                            engaged in various procedures to determine if its
                                            computer systems and software and those of its material
                                            suppliers, customers and agents will be year 2000
                                            compliant.
                                            In the event that the servicer, or any of its suppliers,
                                            customers or agents do not successfully and timely
                                            achieve year 2000 compliance, the servicer's performance
                                            of its obligations under the Pooling and Servicing
                                            Agreement could be adversely affected. This could result
                                            in delays in processing payments on the auto loans and
                                            could cause a delay in payments to you.

                  THE BANK'S PORTFOLIO OF MOTOR VEHICLE LOANS

ORIGINATION OF MOTOR VEHICLE LOANS

     USAA Federal Savings Bank (the 'BANK' which is also referred to in this prospectus as the 'SELLER' or the 'SERVICER' when it is acting in those capacities) has a portfolio of motor vehicle installment loans secured by new and used automobiles and light-duty trucks (the 'MOTOR VEHICLE LOANS'), all of which are originated directly by the Bank. Applications for Motor Vehicle Loans are made by individuals to the Bank's office in San Antonio, Texas and are reviewed by the Bank in accordance with the Bank's underwriting procedures. Applications are accepted in person, by mail or by telephone.

     The Bank services all of its Motor Vehicle Loans. The servicing functions performed by the Bank include customer service, document file keeping, computerized account record keeping, vehicle title processing and collections. The servicing policies and practices of the Bank may change over time in accordance with the Bank's business judgment.

UNDERWRITING OF MOTOR VEHICLE LOANS

     The Bank makes credit decisions with respect to Motor Vehicle Loans in two alternative ways: on a judgmental basis, which, since September 1992, has included a credit scoring process, or on a pre-approved basis.

     Other than customers who are pre-approved for Motor Vehicle Loans, the Bank requires each applicant for a Motor Vehicle Loan (an 'APPLICANT') to complete an application which sets forth the Applicant's income, liabilities, credit and employment history, and other personal information as well as a description of the Financed Vehicle which is intended to secure a Motor Vehicle Loan. Each application is reviewed for completeness and for compliance with the Bank's guidelines and applicable consumer regulations. The Bank evaluates the applications by considering, based on information provided in the application and the credit bureau reports referred to below, the relationship of the Applicant's income to expenses, including expenses relating to such Motor Vehicle Loan.

     Each Applicant for a Motor Vehicle Loan is evaluated using uniform underwriting standards developed by the Bank. These underwriting standards are intended to assess the Applicant's ability to repay such Motor Vehicle Loan and the adequacy of the Financed Vehicle as collateral, based upon a review of the information contained in the Applicant's loan application. Each application is reviewed by a credit analyst. Among the criteria considered in evaluating the individual applications are:

     (1) stability of the Applicant with specific regard to the Applicant's occupation and length of employment;

     (2) the Applicant's payment history based on information known directly by the Bank or as provided by various credit reporting agencies with respect to present and past debt;

     (3) a debt service to gross monthly income ratio test; and

     (4) a loan to value ratio test taking into account the age, type and market value of the Financed Vehicle.

     The Bank's general policy has been not to allow an Applicant's debt service to gross monthly income ratio to exceed 55%.

     An empirically based credit scoring process using credit scores provided by credit bureaus is used to objectively assess an Applicant's creditworthiness. This scoring process was created using historical information from the database of Motor Vehicle Loans owned and serviced by the Bank. Through credit scoring, the Bank evaluates credit profiles to quantify credit risk. The credit scoring process entails the use of statistics to correlate common characteristics with credit risk. The credit scoring process used by the Bank is periodically reviewed and, if necessary, updated to reflect current statistical data. The Bank's scoring process is intended to provide a basis for lending decisions, not to supersede the judgment of the credit analyst.

     Applications are reviewed using the credit scoring process and are approved without further review if the resulting credit score exceeds pre-set parameters. Applications that are not so approved are reviewed by a credit analyst using the criteria described above.

     Motor Vehicle Loan approval at variance with standard credit guidelines has occurred, both before and after implementation of the credit scoring process, but generally has required concurrent approval of a second, designated senior credit analyst or credit manager of the Bank. Motor Vehicle Loans which do not comply with all the Bank's guidelines must have strong compensating factors which indicate a high ability of the Applicant to repay the loan. Generally in such cases, if a Motor Vehicle Loan is approved it is because the Applicant has made a down payment and the amount financed is lower than the maximum permitted by the Bank's guidelines.

     The Bank has a program of pre-approving potential customers for Motor Vehicle Loans. The Bank obtains names of potential customers from its existing Motor Vehicle Loan database, credit card database, database of requests for automobile pricing lists, and various other sources. The potential customer names are screened against the Bank's credit card database, although an existing credit card account is not a prerequisite for preapproval. If the potential customer has a credit card account, the Bank's credit card database must show that the account:

     (1) is current and has been active more than twelve months;

     (2) has not been more than 30 days delinquent on more than two occasions in the most recent 12 month period;

     (3) has had no record of bankruptcy, closed account or collection problems; and

     (4) has no lost or stolen account or fraudulent activity record.

     A potential customer without a credit card account is eligible for a pre-approved Motor Vehicle Loan in the amount of $15,000 if the individual has an existing Motor Vehicle Loan that:

     (1) has not been more than 30 days delinquent;

     (2) has a term greater than one year and has been outstanding for more than one year;

     (3) has no record of bankruptcy or collection problems on any Bank loan products; and

     (4) had an original principal balance in excess of $7,500.

     All potential customer names are also screened against the database maintained by the Bank's parent company, United Services Automobile Association ('USAA'). USAA's database must show that the potential customer:

     (1) is an active, or is eligible to be a, USAA insurance policyholder; and

     (2) is not identified in USAA's database as a customer who should not receive advertising from USAA or its subsidiary companies.

     A potential customer who is pre-approved using the credit card account prescreening process described above is offered a Motor Vehicle Loan in an amount determined by the credit limit amount of the individual's credit card accounts with the Bank and the individual's credit score. Pre-approved potential customers are offered Motor Vehicle Loans in amounts of $15,000 to $30,000. The Bank notifies potential customers that they have been pre-approved for a Motor Vehicle Loan by direct mail under certain circumstances and, if a pre-approved individual calls the Bank to inquire about a Motor Vehicle Loan, by telephone. A potential customer who has been pre-approved identifies the make, model, year and price of the Financed Vehicle and, because of the information known by the Bank through USAA's database and the Bank's credit card database, is not required to provide additional credit related information.

     The amount advanced by the Bank under any Motor Vehicle Loan, including Motor Vehicle Loans offered pursuant to the pre-approved program, generally has not exceeded:

     (1) for a new Financed Vehicle, the manufacturer's suggested retail price plus taxes, and title and license fees on the Financed Vehicle; or

     (2) for a used Financed Vehicle, 110% of the 'retail' value stated in the most recently published National Automobile Dealers Association Used Car Price Guide, adjusted for high or low mileage and before credit for any optional equipment.

     However, the maximum amount advanced for Motor Vehicle Loans is often less than such amounts depending on a number of factors, including the length of the Motor Vehicle Loan term and the model and year of the financed vehicle. These adjustments are made to assure that the Financed Vehicle constitutes adequate collateral to secure the Motor Vehicle Loan. In addition, whether a Financed Vehicle is new or used, the Bank will also finance service warranties under a Motor Vehicle Loan.

     Periodically, the Bank makes a detailed analysis of its portfolio to evaluate the effectiveness of the Bank's credit guidelines and scoring process. If external economic factors, credit delinquencies or credit losses change, credit guidelines are adjusted to maintain the asset quality deemed acceptable by the Bank's management. The Bank reviews, on an annual basis, the quality of its Motor Vehicle Loans by conducting internal audits of certain randomly selected Motor Vehicle Loans to ensure compliance with established policies and procedures.

INSURANCE

     Each Motor Vehicle Loan requires the obligor (the 'OBLIGOR') to obtain comprehensive and collision insurance with respect to the Financed Vehicle. Most Obligors obtain the required comprehensive and collision insurance from USAA or an affiliate thereof. USAA's insurance financial strength is rated 'Aaa' and 'AAA' by Moody's and Standard & Poor's, respectively.

     If an Obligor fails to maintain the required insurance, the Bank may, but is not obligated to, purchase limited comprehensive and collision insurance to protect the interests of the Bank and the Obligor and charge the Obligor for the cost of such insurance (the 'FORCE PLACED INSURANCE'). The Bank currently does not obtain Force Placed Insurance if the Obligor fails to maintain the required insurance.

COLLECTION PROCEDURES

     Collection activities with respect to delinquent Motor Vehicle Loans are performed by the Bank. Collection activities include prompt investigation and evaluation of the causes of any delinquency. An Obligor is considered delinquent when he or she makes any payment that is less than 100% of a scheduled monthly payment.

     The Bank maintains an on-line collection system for use in collection efforts. The collection system provides relevant Obligor information (for example, current addresses, phone numbers and loan information) and records of all contact of the Bank with Obligors. The system also records an Obligor's promise to pay, affords supervisors the ability to review collection personnel activity and modify priorities with respect to Obligor contacts and provides reports concerning Motor Vehicle Loan delinquencies. Under the Bank's current practices, contact by mail is initiated with an Obligor whose Motor Vehicle Loan has become ten days delinquent. An additional mail contact is initiated with an Obligor when his or her Motor Vehicle Loan has become 20 days delinquent. In the event that such contacts fail to result in a payment sufficient to bring scheduled payments current under the Motor Vehicle Loan, telephone contact with the Obligor is attempted on or about the 22nd day of delinquency. Generally, after a Motor Vehicle Loan continues to be delinquent for 35 days, an additional mail contact is made. Repossession procedures generally will be initiated after a Motor Vehicle Loan continues to be delinquent for 60 days. However, if a Motor Vehicle Loan is deemed uncollectible, if the Financed Vehicle is deemed by collection personnel to be in danger of being damaged, destroyed or made unavailable for repossession, or if the Obligor voluntarily surrenders the Financed Vehicle, a repossession may occur without regard to the length or existence of payment delinquency. Repossessions are conducted by third parties who are engaged in the business of repossessing vehicles for secured parties. After repossession, the Obligor generally has an additional 15 days to redeem the Financed Vehicle before the Financed Vehicle is resold.

     Losses may occur in connection with delinquent Motor Vehicle Loans and can arise in several ways, including inability to locate the Financed Vehicle or the Obligor, or because of a discharge of the Obligor in a bankruptcy proceeding. The current policy of the Bank is to recognize losses at the time the Motor Vehicle Loan is deemed uncollectible, or during the month the Motor Vehicle Loan becomes 120 days delinquent, whichever occurs first.

     Upon repossession and sale of the Financed Vehicle, any deficiency remaining is pursued to the extent deemed practical by the Bank and to the extent permitted by law. The loss recognition and collection policies and practices of the Bank may change over time in accordance with the Bank's business judgment.

     The Bank offers certain Obligors credit-related extensions. Generally, these extensions are offered only when:

     (1) the Bank believes that the Obligor's financial difficulty has been resolved or will no longer impair the Obligor's ability to make future payments;

     (2) the extension will result in the Obligor's payments being brought current;

     (3) the total number of credit-related extensions granted on the Motor Vehicle Loan will not exceed two and the total credit-related extensions granted on the Motor Vehicle Loan will not exceed four months in the aggregate; and

     (4) there have been no credit-related extensions granted on the Motor Vehicle Loan in the immediately preceding twelve months.

     Any deviation from this policy requires the concurrence of the Bank's collection manager and a representative of the Bank's senior officers credit committee. See 'Description of the Certificates -- Servicing Procedures' for certain additional conditions on credit-related extensions which must be satisfied with respect to Receivables in the Trust.

DELINQUENCY AND LOAN LOSS AND RECOVERY INFORMATION

     The following tables set forth information with respect to the Bank's experience relating to delinquencies, loan losses and recoveries for each of the periods shown for the portfolio of Motor Vehicle Loans originated and serviced by the Bank. The portfolio of Motor Vehicle Loans originated and serviced by the Bank during the periods shown includes both fixed rate Motor Vehicle Loans and variable rate Motor Vehicle Loans. The Bank does not maintain separate records with respect to fixed rate Motor Vehicle Loans and variable rate Motor Vehicle Loans regarding delinquency, loan loss and recovery experience. The Receivables include only fixed rate Motor Vehicle Loans. The Bank believes that the inclusion of variable rate Motor Vehicle Loans has an immaterial effect on the information set forth in the following tables with respect to the Bank's experience relating to delinquencies, loan losses and recoveries.

                           DELINQUENCY EXPERIENCE(1)

                               AT JUNE 30,                                     AT DECEMBER 31,
                          ----------------------   ------------------------------------------------------------------------
                                   1999                     1998                     1997                     1996
                          ----------------------   ----------------------   ----------------------   ----------------------
                           DOLLARS     NUMBER OF    DOLLARS     NUMBER OF    DOLLARS     NUMBER OF    DOLLARS     NUMBER OF
                          (IN 000S)      LOANS     (IN 000S)      LOANS     (IN 000S)      LOANS     (IN 000S)      LOANS
                          ---------      -----     ---------      -----     ---------      -----     ---------      -----
Outstandings............  $3,250,316    260,455    $2,802,144     234,281   $2,076,318    186,560    $1,687,922    159,812
Delinquencies over
  30 days(2)(3).........  $   11,676      1,215    $   12,297       1,366   $    7,028        871    $    8,634      1,082
Delinquencies over
  30 days(%)(4).........        0.36%      0.47%         0.44%       0.58%        0.34%      0.47%         0.51%      0.68%

                             AT DECEMBER 31,
                          ----------------------
                                   1995
                          ----------------------
                           DOLLARS     NUMBER OF
                          (IN 000S)      LOANS
                          ---------      -----
Outstandings............  $1,454,843    145,246
Delinquencies over
  30 days(2)(3).........  $      580      2,338
Delinquencies over
  30 days(%)(4).........        0.34%      0.40%

------------

(1) The figures shown include information with respect to certain consumer loans which are not Motor Vehicle Loans but for which the Bank does not maintain separate records regarding delinquency experience. These other consumer loans did not exceed 10% of outstandings as of
                                              (footnotes continued on next page)

(footnotes continued from previous page) each of the dates shown in the table. The Bank believes that the inclusion of these other consumer loans has an immaterial effect on the data shown.

(2) Delinquencies include principal amounts only.

(3) The period of delinquency is based on the number of days payments are contractually past due.

(4) As a percent of outstandings.

                            LOAN LOSS EXPERIENCE(1)

                                                       SIX MONTHS
                                                     ENDED JUNE 30,                YEAR ENDED DECEMBER 31,
                                                     --------------   -------------------------------------------------
                                                        1999(7)          1998         1997         1996         1995
                                                        -------          ----         ----         ----         ----
                                                                             (DOLLARS IN 000S)
Number of Loans(2).................................       260,455        234,281      186,560      159,812      145,246
Period Ending Outstandings.........................    $3,250,316     $2,802,144   $2,076,318   $1,687,922   $1,454,843
Average Outstandings(3)............................    $3,009,524     $2,375,294   $1,867,280   $1,527,686   $1,298,116
Number of Gross Charge-Offs........................           659            874          797          805          422
Gross Charge-Offs(4)...............................        $7,178         $9,311       $6,157       $4,131       $2,244
Gross Charge-Offs as a % of Period End
  Outstandings.....................................          0.44%          0.33%        0.30%        0.24%        0.15%
Gross Charge-Offs as a % of Average Outstandings...          0.48%          0.39%        0.33%        0.27%        0.17%
Recoveries(5)......................................        $3,279         $4,856       $2,158       $1,068         $683
Net Charge-Offs(6).................................        $3,899         $4,455       $3,999       $3,063       $1,561
Net Charge-Offs as a % of Period End
  Outstandings.....................................          0.24%          0.16%        0.19%        0.18%        0.11%
Net Charge-Offs as a % of Average Outstandings.....          0.26%          0.19%        0.21%        0.20%        0.12%

------------

(1) The figures shown include information with respect to certain consumer loans which are not Motor Vehicle Loans but for which the Bank does not maintain separate records regarding loan loss experience. These other consumer loans did not exceed 10% of outstandings for each of the periods shown in the table. The Bank believes that the inclusion of these other consumer loans has an immaterial effect on the data shown.

(2) Number of loans as of period end.

(3) Averages were computed by taking an average of daily outstandings for the loans owned by the Bank combined with an average of month-end outstandings for sold loans for each period presented.

(4) Prior to July 1997, the amount charged off is the remaining principal balance less proceeds from the sale of repossessed vehicles or, in the case of repossessed vehicles which have not yet been sold, the remaining principal balance less estimated proceeds from the sale of such repossessed vehicles. As of July 1997, amounts charged off represent the remaining principal balance.

(5) Recoveries generally include amounts received with respect to loans previously charged off, except for the proceeds realized in connection with the sale of the Financed Vehicles.

(6) Net charge-offs means gross charge-offs minus recoveries of loans previously charged off.

(7) Data for 1999 reflects annualized numbers.

                            ------------------------
     The data presented in the foregoing tables are for illustrative purposes only. Delinquency and loan loss experience may be influenced by a variety of economic, social and other factors. No assurance can be given that the delinquency and loan loss information of the Bank, or of the Trust with respect to the Receivables, in the future will be similar to that set forth above.

                            DESCRIPTION OF THE TRUST

     The Seller will establish the USAA Auto Loan Grantor Trust 1999-1 (the 'TRUST') by selling and assigning the Receivables to the Trust in exchange for the 6.10% Automobile Loan Pass-Through Certificates, Class A (the 'CLASS A CERTIFICATES') and the 6.67% Automobile Loan Pass-Through Certificates, Class B (the 'CLASS B CERTIFICATES' and, together with the Class A Certificates, the 'CERTIFICATES'). Each Certificate will represent a fractional undivided interest in the Trust. The Trust property will include a pool (the 'RECEIVABLES POOL') of fixed rate simple interest motor vehicle installment loans for the purchase of new and used automobiles and light-duty trucks (the 'RECEIVABLES'). The Trust property will also include:

     (1) all monies due under the Receivables on or after July 1, 1999 (the 'CUTOFF DATE');

     (2) such amounts as from time to time may be held in the Certificate Account, the Class A Distribution Account and the Class B Distribution Account;

     (3) security interests in the vehicles securing the Receivables (the 'FINANCED VEHICLES');

     (4) the benefit of the right to payments from the reserve account (the 'RESERVE ACCOUNT') and pursuant to the Yield Supplement Agreement (if applicable);

     (5) an assignment of the rights of the Seller to receive proceeds from claims on theft, physical damage, credit life and credit disability insurance policies covering the Financed Vehicles or the Obligors, as the case may be, to the extent that such insurance policies relate to the Receivables; and

     (6) the rights of the Trust against the Seller and the Servicer under the Pooling and Servicing Agreement (the 'AGREEMENT').

     The Trust will be formed for this transaction pursuant to the Agreement and prior to formation will have had no assets or obligations. After formation, the Trust will not engage in any activity other than acquiring and holding the Receivables, issuing the Certificates, distributing payments thereon and as otherwise described herein and as provided in the Agreement. The Trust will not acquire any contracts or assets other than the Trust property described above and will not have any need for additional capital resources. As the Trust does not have any operating history and will not engage in any activity other than issuing the Certificates and making distributions thereon, there has not been included any historical or pro forma financial statements or ratio of earnings to fixed charges with respect to the Trust. While management of the Bank believes that the figures and statistics contained herein for recent periods are representative of past performance of Motor Vehicle Loans owned and serviced by the Bank, there is no assurance that such performance is indicative of the future performance of the Receivables, since future performance is dependent, among other things, on general economic conditions and economic conditions in the geographical areas in which the Obligors reside including, for example, unemployment rates.

                      DESCRIPTION OF THE RECEIVABLES POOL

     The Receivables represent Motor Vehicle Loans from the portfolio of the Bank that:

     (1) were made to Obligors located in a state of the United States or the District of Columbia;

     (2) are each secured by a new or used automobile or light-duty truck;

     (3) have a remaining maturity, as of the Cutoff Date, of at least 6 months and not more than 72 months;

     (4) with respect to loans secured by new Financed Vehicles, had an original maturity of at least 12 months and not more than 72 months; with respect to loans secured by used Financed Vehicles, had an original maturity of at least 9 months and not more than 60 months;

     (5) are fully-amortizing, fixed rate simple interest contracts which provide for level scheduled monthly payments (except for the last payment, which may be minimally different from the level payments) over their respective remaining terms and have a simple interest contract rate (a 'CONTRACT RATE') that equals or exceeds 7.50%, are not secured by any interest in real estate, and have not been identified on the computer files of the Bank as relating to Obligors who had requested a reduction in the periodic finance charges, as of the Cutoff Date, by application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended;

     (6) are secured by Financed Vehicles that, as of the Cutoff Date, had not been repossessed without reinstatement;

     (7) have not been identified on the computer files of the Bank as relating to Obligors who were in bankruptcy proceedings as of the Cutoff Date;

     (8) have no payment more than 30 days past due as of the Cutoff Date; and

     (9) have remaining principal balances, as of the Cutoff Date, of at least $500.00.

     The Receivables were selected in an unbiased manner from the Motor Vehicle Loans in the portfolio of the Bank that met the above criteria. No selection procedures were used which were believed by the Bank to be adverse to the holders of the Class A Certificates (the 'CLASS A CERTIFICATEHOLDERS') or the holders of the Class B Certificates (the 'CLASS B CERTIFICATEHOLDERS' and, together with the Class A Certificateholders, the 'CERTIFICATEHOLDERS'). Approximately 59.33% of the aggregate principal balance of the Receivables, as of the Cutoff Date, were secured by new Financed Vehicles and approximately 40.67% of the aggregate principal balance of the Receivables, as of the Cutoff Date, were secured by used Financed Vehicles. The Seller may not substitute other Motor Vehicle Loans from the portfolio of the Bank, or any other motor vehicle receivables, for the Receivables at any time during the term of the Agreement.

     All of the Receivables are simple interest contracts. As payments are received under a simple interest contract, the finance charges accrued to the date of payment are paid first, and then the remaining payment is applied to the unpaid amount financed. See 'Description of the Certificates -- Servicing Procedures'. Accordingly, if an Obligor pays the fixed monthly installment in advance of the date on which a payment is due (the 'DUE DATE'), the portion of the payment allocable to finance charges for the period since the preceding payment will be less than it would be if the payment were made on the Due Date, and the portion of the payment allocable to reduce the amount financed will be correspondingly greater. Conversely, if an Obligor pays the fixed monthly installment after its Due Date, the portion of the payment allocable to finance charges for the period since the preceding payment will be greater than it would be if the payment were made on the Due Date, and the portion of the payment allocable to reduce the amount financed will be correspondingly smaller. When necessary, an adjustment is made at the maturity of the loan to the scheduled final payment to reflect the larger or smaller, as the case may be, allocations of payments to the amount financed under the Receivable as a result of early or late payments, as the case may be.

     In the case of the liquidation of a Receivable or repossession of a Financed Vehicle, amounts recovered will be applied first to the expenses of liquidation or repossession, second, to unpaid interest and third to unpaid principal. The Bank reserves the right to change its policy with respect to the application of amounts recovered from a liquidated Receivable or a repossessed Financed Vehicle.

     The composition of the Receivables, distribution by Contract Rate of the Receivables and geographic distribution of the Receivables as of the Cutoff Date are set forth in the following tables.

                         COMPOSITION OF THE RECEIVABLES

Aggregate Principal Balance.................................            $699,376,130
Number of Receivables.......................................                  50,458
Average Principal Balance...................................              $13,860.56
Average Original Amount Financed............................              $15,839.53
Original Amount Financed (Range)............................ $2,521.43 to $93,594.83
Weighted Average Contract Rate..............................                  8.305%
Contract Rate (Range).......................................           7.5% to 14.2%
Weighted Average Original Term..............................            57.80 months
Original Term (Range).......................................  10 months to 72 months
Weighted Average Remaining Term.............................            51.01 months
Remaining Term (Range)......................................   6 months to 72 months

                DISTRIBUTION BY CONTRACT RATE OF THE RECEIVABLES

                                                                                   PERCENTAGE OF
                                                                     PRINCIPAL     AGGREGATE POOL
                          RATE                             LOANS     BALANCE(1)      BALANCE(2)
                          ----                             -----     ----------      ----------
 7.50% to  8.00%.........................................  25,537   $395,909,485        56.61%
 8.01% to  9.00%.........................................  13,326    185,644,573        26.54
 9.01% to 10.00%.........................................   4,305     52,328,455         7.48
10.01% to 11.00%.........................................   5,753     50,948,134         7.28
11.01% to 12.00%.........................................   1,107     10,545,660         1.51
12.01% to 13.00%.........................................     243      2,208,278         0.32
13.01% to 14.00%.........................................     186      1,782,846         0.25
14.01% to 15.00%.........................................       1          8,698         0.00
                                                           ------   ------------       ------
     Totals..............................................  50,458   $699,376,130       100.00%
                                                           ------   ------------       ------
                                                           ------   ------------       ------

------------

(1) May not add due to rounding.

(2) May not add to 100.00% due to rounding.

                 GEOGRAPHIC DISTRIBUTION(1) OF THE RECEIVABLES

                                                                                      PERCENTAGE OF
                                                         NUMBER OF      PRINCIPAL     AGGREGATE POOL
                       STATE                            RECEIVABLES      BALANCE        BALANCE(2)
                       -----                            -----------     ---------     --------------
Alabama...............................................       936       $13,099,463         1.87%
Alaska................................................       329         4,797,294         0.69
Arizona...............................................     1,601        22,614,554         3.23
Arkansas..............................................       458         6,110,030         0.87
California............................................     4,567        65,873,088         9.42
Colorado..............................................     1,408        19,703,122         2.82
Connecticut...........................................       604         7,957,025         1.14
Delaware..............................................       178         2,360,466         0.34
District of Columbia..................................       110         1,430,758         0.20
Florida...............................................     3,230        44,520,463         6.37
Georgia...............................................     2,417        34,169,373         4.89
Hawaii................................................       508         7,139,335         1.02
Idaho.................................................       218         2,962,660         0.42
Illinois..............................................       899        12,403,397         1.77
Indiana...............................................       371         5,139,737         0.73
Iowa..................................................       146         1,965,046         0.28
Kansas................................................       529         7,349,733         1.05

                                                  (table continued on next page)

(table continued from previous page)

                                                                                     PERCENTAGE OF
                                                         NUMBER OF     PRINCIPAL     AGGREGATE POOL
STATE                                                   RECEIVABLES     BALANCE        BALANCE(2)
-----                                                   -----------     -------        ----------
Kentucky..............................................       522      $  7,230,904         1.03%
Louisiana.............................................       773        10,803,424         1.54
Maine.................................................       166         2,007,855         0.29
Maryland..............................................     1,499        20,607,353         2.95
Massachusetts.........................................       637         8,029,708         1.15
Michigan..............................................       514         6,885,056         0.98
Minnesota.............................................       476         6,138,543         0.88
Mississippi...........................................       425         5,867,235         0.84
Missouri..............................................       718         9,455,571         1.35
Montana...............................................       167         2,320,774         0.33
Nebraska..............................................       235         3,183,481         0.46
Nevada................................................       588         8,450,555         1.21
New Hampshire.........................................       302         3,709,569         0.53
New Jersey............................................     1,048        14,143,533         2.02
New Mexico............................................       649         8,972,159         1.28
New York..............................................     1,360        19,217,117         2.75
North Carolina........................................     2,176        29,518,717         4.22
North Dakota..........................................       111         1,374,787         0.20
Ohio..................................................       698         8,879,424         1.27
Oklahoma..............................................       871        12,058,727         1.72
Oregon................................................       533         6,914,037         0.99
Pennsylvania..........................................       954        12,304,836         1.76
Rhode Island..........................................       172         2,152,640         0.31
South Carolina........................................       821        10,918,147         1.56
South Dakota..........................................        90         1,198,269         0.17
Tennessee.............................................       925        12,975,065         1.86
Texas.................................................     9,234       132,148,541        18.90
Utah..................................................       267         3,312,293         0.47
Vermont...............................................       105         1,261,998         0.18
Virginia..............................................     2,989        40,791,639         5.83
Washington............................................     1,366        19,451,469         2.78
West Virginia.........................................       156         2,094,819         0.30
Wisconsin.............................................       306         4,027,963         0.58
Wyoming...............................................        96         1,410,378         0.20
                                                          ------      ------------       ------
     Totals...........................................    50,458      $699,376,130       100.00%
                                                          ------      ------------       ------
                                                          ------      ------------       ------

------------

(1) Based on the location of the Obligor at the time each Motor Vehicle Loan was advanced.

(2) May not add to 100.00% due to rounding.

MATURITY AND PREPAYMENT ASSUMPTIONS

     The Receivables are prepayable by the Obligors at any time without penalty. To the extent that prepayments are received on the Receivables, the actual weighted average life of the Receivables will be shorter than a weighted average life calculation based on the assumptions that payments will be made on schedule and that no prepayments will be made. Weighted average life means the average amount of time in which each dollar of principal on a Receivable is repaid. Prepayments may also result from liquidations due to default; receipt of proceeds from theft, physical damage, credit life and credit disability insurance policies, repurchases by the Seller as a result of the failure of a Receivable to meet certain criteria in the Agreement; purchases by the Servicer as a result of a breach of certain of its covenants with respect to the Receivables made by it in the Agreement; or as a result of an exercise by the Seller of its option to purchase the Receivables Pool. Prepayments may also result from payments from the Reserve Account with respect to Defaulted Receivables. The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors, including the fact that an Obligor may not sell or transfer the Financed Vehicle securing a Receivable without the Seller's consent. These factors may also include unemployment, servicing decisions, seasoning of loans, destruction of vehicles by accident, sales of vehicles and market interest rates. A predominant factor affecting the prepayment of a large group of loans is the difference between the interest rates on the loans and prevailing market interest rates. If the prevailing market interest rates were to fall significantly below the Contract Rates, the rate of prepayment and refinancings would be expected to increase. Conversely, if prevailing market interest rates were to increase significantly above the Contract Rates, the rate of prepayments and refinancings would be expected to decrease.

     The Bank maintains certain records of the historical prepayment experience of its portfolio of Motor Vehicle Loans. The Bank does not believe that such records are adequate to provide meaningful prepayment information with respect to the Receivables. In any event, no assurance can be given that prepayments on the Receivables would conform to any historical experience, and no prediction can be made as to the actual prepayment experience to be expected with respect to the Receivables. All reinvestment risks resulting from any prepayments of Receivables will be borne by the Certificateholders.

                              YIELD CONSIDERATIONS

     Interest on the Certificates will be distributed on the 15th day of each month (or if such day is a Saturday, a Sunday or not a business day in New York, New York (a 'BUSINESS DAY'), the next succeeding Business Day), beginning
August 16, 1999 (each, a 'DISTRIBUTION DATE'). Interest will be 6.10% per annum with respect to the Class A Certificates (the 'CLASS A PASS-THROUGH RATE'), and 6.67% per annum with respect to the Class B Certificates (the 'CLASS B PASS-THROUGH RATE'). The Class A Pass-Through Rate and the Class B Pass-Through Rate are both sometimes referred to as the applicable 'PASS-THROUGH RATE'. Interest will be distributed at the applicable Pass-Through Rate on the Class A Certificate Balance and the Class B Certificate Balance, respectively, as of the preceding Distribution Date, after giving effect to all distributions made on such preceding Distribution Date, or in the case of the first Distribution Date, as of the Closing Date, to all Certificateholders of record as of the day immediately preceding such Distribution Date (the 'RECORD DATE'). In the event of a principal prepayment on a Receivable during a Collection Period, Certificateholders will receive their pro rata share of interest for the full Collection Period with respect to the unpaid principal balance of such Receivable as of the first day of such Collection Period to the extent that amounts on deposit in the Certificate Account and in the Reserve Account are available for such purpose. See 'Description of the Certificates -- Distributions on Certificates'.

     In the event that any Receivable has a Contract Rate, as of the Cutoff Date, below the sum of (i) the weighted average of the Class A Pass-Through Rate and the Class B Pass-Through Rate and (ii) the Servicing Fee Rate, the Seller will enter into the Yield Supplement Agreement with the Trust pursuant to which the Seller will be obligated to pay to the Trust the difference between the interest accrued with respect to each Receivable with a Contract Rate below the sum of (i) and (ii) above and the interest which would accrue on such Receivable at a rate at least equal to the sum of (i) and (ii). See 'Description of the Certificates -- The Yield Supplement Agreement'. Therefore, disproportionate rates of prepayments between Receivables with higher and lower Contract Rates will not affect the yield to Certificateholders.

                                  POOL FACTORS

     The 'CLASS A POOL FACTOR' and the 'CLASS B POOL FACTOR' will each be a seven-digit decimal that the Servicer will compute each month indicating the remaining Class A Certificate Balance and Class B Certificate Balance, respectively, as of the close of business on the Distribution Date, as a fraction of the respective initial outstanding principal balance of the Class A Certificates and the Class B Certificates. The Class A Pool Factor and the Class B Pool Factor will each be 1.0000000 as of the date of the initial issuance of the Certificates (the 'CLOSING DATE'), and thereafter will decline to reflect reductions in the respective outstanding principal balances of the Class A Certificates and the Class B Certificates.

     A Class A Certificateholder's portion of the aggregate outstanding principal balance of the Class A Certificates is the product of (a) the original denomination of the holder's Class A Certificate and (b) the Class A Pool Factor. A Certificate Owner's portion of the aggregate outstanding principal balance of the Class A Certificates is the product of (a) the original principal amount of the Certificate Owner's interest in the Class A Certificates and
(b) the Class A Pool Factor. A Class B Certificateholder's portion of the aggregate outstanding principal balance of the Class B Certificates is the product of (a) the original denomination of the holder's Class B Certificate and
(b) the Class B Pool Factor. A Certificate Owner's portion of the aggregate outstanding principal balance of the Class B Certificates is the product of
(a) the original principal amount of the Certificate Owner's interest in the Class B Certificates and (b) the Class B Pool Factor.

     Pursuant to the Agreement, the Certificateholders will receive from the Trustee monthly reports concerning the payments received on the Receivables, the Pool Balance, the Class A Pool Factor and the Class B Pool Factor, and various other items of information. Certificateholders of record during any calendar year will be furnished information by the Trustee for tax reporting purposes not later than the latest date permitted by law. Certificate Owners may obtain such information from the Trustee, as described in 'Description of the Certificates -- Statements to Certificateholders'.

     Pursuant to the Agreement, Certificateholders will receive monthly reports from the Paying Agent concerning payments received on the Receivables, the Pool Balance, the Class A Pool Factor, the Class B Pool Factor, and various other items of information. Certificateholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See 'Description of the Certificates -- General' and ' -- Statements to Certificateholders'.

                                USE OF PROCEEDS

     The net proceeds to be received by the Seller from the sale of the Receivables to the Trust and the sale of the Certificates will be used for the initial Reserve Account deposit and the remainder added to the Seller's general funds.

                           USAA FEDERAL SAVINGS BANK

     The Bank is a federally chartered savings association and a member of the Federal Home Loan Bank System. The Bank is subject to the primary supervision of the Office of Thrift Supervision. The Bank's deposits are insured by the Federal Deposit Insurance Corporation. The Bank is an indirect wholly-owned subsidiary of USAA. The Bank is engaged in providing consumer banking products and services primarily to the USAA membership, concentrating its efforts in marketing consumer loan products as well as deposit products. As of December 31, 1998, the total assets and total common and preferred stockholders' equity of the Bank were $7.184 billion and $674 million, respectively.

     The executive offices of the Bank are located at 10750 McDermott Freeway, San Antonio, Texas 78288 and its telephone number is (210) 498-2265.

                     UNITED SERVICES AUTOMOBILE ASSOCIATION

     USAA is a reciprocal interinsurance exchange formed in 1922. As of December 31, 1998, USAA and its various property and casualty insurance subsidiaries had approximately 3.0 million policyholders. In addition, approximately 326,000 customers of USAA's financial services subsidiaries are eligible to become insured by the USAA group of property and casualty insurance companies.

     USAA and its various property and casualty insurance subsidiaries provide personal lines insurance, which includes automobile, homeowners, and renters insurance, to their policyholders. In addition, through its various wholly-owned subsidiaries and affiliates, USAA offers personal financial service products, including life insurance, mutual funds, banking services and financial planning services. USAA is the sixth largest private passenger automobile and the sixth largest homeowners insurer in the United States, based on 1998 direct written premiums. USAA markets its products and services principally through a direct mail and telecommunication program. USAA's insurance financial strength has been rated 'Aaa' and 'AAA' by Moody's and Standard & Poor's, respectively. USAA is headquartered in San Antonio, Texas and employs approximately 20,000 people.

                        DESCRIPTION OF THE CERTIFICATES

     The Certificates offered hereby will be issued pursuant to the Agreement. Copies of the Agreement, without exhibits, may be obtained by Certificateholders upon request in writing to the Servicer at the address set forth above. The following summary, while addressing all of the terms material to an investor, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Agreement.

GENERAL

     The Class A Certificates will be issued in an initial principal amount equal to $673,149,000 (the 'ORIGINAL CLASS A CERTIFICATE BALANCE'), and the Class B Certificates will be issued in an initial principal amount equal to $26,227,130 (the 'ORIGINAL CLASS B CERTIFICATE BALANCE' and, together with the Original Class A Certificate Balance, the 'ORIGINAL CERTIFICATE BALANCE'). The Original Class A Certificate Balance will equal approximately 96.25% of the aggregate outstanding principal balance of the Receivables determined in accordance with the Agreement (the 'POOL BALANCE') as of the Cutoff Date (the 'ORIGINAL POOL BALANCE'). The Original Class B Certificate Balance will equal approximately 3.75% of the Original Pool Balance.

     On each Distribution Date, the Trustee will distribute to Certificateholders of record on the preceding Record Date all payments of principal on the Receivables received by the Servicer during the preceding Collection Period and, to the extent funds are available as described herein, the amount of Realized Losses realized during such Collection Period, plus interest in respect of such Collection Period at the applicable Pass-Through Rate, calculated on the basis of a 360-day year consisting of twelve 30-day months, on the Class A Certificate Balance and the Class B Certificate Balance, respectively, in each case as of the preceding Distribution Date after giving effect to any payments made on such preceding Distribution Date or, in the case of the first Distribution Date, as of the Closing Date, to the extent that sufficient funds are on deposit in the Certificate Account (including any Yield Supplement Amounts) or available in the Reserve Account to make such distributions. See ' -- Distributions on Certificates', ' -- The Reserve Account' and ' -- The Yield Supplement Agreement'. Principal and interest to be distributed to Certificateholders may be provided by payments made by or on behalf of Obligors, Advances, the payment of Repurchase Amounts by the Seller or the Servicer, withdrawals from the Reserve Account, repossession of, or other enforcement measures taken with respect to, Financed Vehicles after default by Obligors and the realization of net liquidation proceeds with respect thereto, or recoveries, if any, of deficiencies from Obligors after the repossession and sale of Financed Vehicles. See ' -- Sale and Assignment of the Receivables' and ' -- Servicing Procedures'. In the event that, on any Distribution Date, funds available from the foregoing sources are insufficient to provide for such distributions, any shortfall will be payable on the subsequent Distribution Date, to the extent funds are available therefor.

BOOK-ENTRY REGISTRATION

     The Certificates will be offered for purchase in denominations of $1,000 and integral multiples thereof and will initially be represented by Certificates registered in the name of the nominee of The Depository Trust Company ('DTC'), except as provided below. The Seller has been informed by DTC that DTC's nominee will be Cede & Co. ('CEDE'). Certificateholders of any class of Certificates may hold their Certificates through DTC (in the United States) or Cedel Bank, societe anonyme ('CEDEL') or the Euroclear System operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the 'EUROCLEAR OPERATOR' or 'EUROCLEAR') (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems. No person acquiring an interest in the Certificates through the facilities of DTC (a 'CERTIFICATE OWNER') will be entitled to receive a certificate representing such person's interest in the Certificates, except as set forth below under ' -- Definitive Certificates'. Unless and until Definitive Certificates are issued under the limited circumstances described herein, all references herein to actions by Certificateholders shall refer to actions taken by DTC upon instructions from its participating organizations ('DIRECT PARTICIPANTS'), and all references herein to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Certificates, as the case may be, for distribution to Certificate Owners in accordance with DTC procedures. See ' -- Definitive Certificates'.

     Distributions of principal of and interest on the Certificates with respect to each Collection Period will be made by, or on behalf of, the Paying Agent on the Distribution Date immediately succeeding such Collection Period, commencing August 16, 1999. Each Collection Period will be one calendar month, or in the case of the initial Collection Period, the period from the Cutoff Date to July 31, 1999.

     DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a 'clearing corporation' within the meaning of the New York Uniform Commercial Code, and a 'clearing agency' registered under the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its Direct Participants and facilitate the clearance and settlement of securities transactions between Direct Participants through electronic book-entry changes in accounts of its Direct Participants, thereby eliminating the need for physical movement of certificates. Direct Participants include securities brokers and dealers (including the Underwriters), banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (the 'INDIRECT PARTICIPANTS' and, together with the Direct Participants, the 'DTC PARTICIPANTS').

     Certificate Owners that are not Direct Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Certificates may do so only through Direct Participants and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal and interest from the Trustee through DTC and its Direct Participants. Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede, as nominee for DTC. DTC will forward such payments to its Direct Participants which thereafter will forward them to Indirect Participants or Certificate Owners. Certificate Owners will not be recognized by the Trustee as Certificateholders, as such term is used in the Agreement, and Certificate Owners will only be permitted to exercise the rights of Certificateholders indirectly through DTC and its Direct Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Direct Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal of and interest on the Certificates. DTC Participants with which Certificate Owners have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners.

     Because DTC can only act on behalf of Direct Participants, who in turn act on behalf of Indirect Participants, the ability of a Certificate Owner to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited due to the lack of physical certificates for such Certificates.

     DTC has advised the Seller that it will take any action permitted to be taken by a Certificateholder under the Agreement only at the direction of one or more Direct Participants to whose accounts with DTC the Certificates are credited. Additionally, DTC has advised the Seller that it will take such actions with respect to specified percentages of the Pool Balance evidenced by the Class A Certificates or the Class B Certificates only at the direction of and on behalf of Direct Participants whose holdings include undivided interests that satisfy such specified percentages. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Direct Participants whose holdings include such undivided interests.

     Cedel and Euroclear will hold omnibus positions on behalf of the Cedel Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries (each, a 'DEPOSITARY' and, together with DTC, the 'DEPOSITARIES') which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

     Transfers between Direct Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC in the United States, on the one hand, and directly or indirectly through Cedel or Euroclear, on the other, will be effected through DTC in accordance with DTC rules through the relevant European international clearing system through its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits of securities in Cedel or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing day, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing day will be reported to the relevant Cedel Participant or Euroclear Participant on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement through DTC.

     Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ('CEDEL PARTICIPANTS') and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 36 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriter. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

     The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ('EUROCLEAR PARTICIPANTS') and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 34 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office, under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the

'COOPERATIVE'). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriter. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the 'TERMS AND CONDITIONS'). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

     Payments on Offered Certificates held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See 'Certain Federal Income Tax Considerations' and Annex A. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by Certificateholders of any class of Certificates under the related agreement on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

     Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     The information in this section concerning DTC, Cedel and Euroclear and their respective book-entry systems has been obtained from sources that the Transferor believes to be reliable, but the Transferor takes no responsibility for the accuracy thereof.

DTC'S YEAR 2000 EFFORTS

     DTC's management is aware that some computer applications, systems and the like for processing data ('SYSTEMS') that are dependent upon calendar dates, including dates before, on and after January 1, 2000, may encounter 'Year 2000 problems.' DTC has informed the Participants and other members of the financial community (the 'INDUSTRY') that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and interest payments) to securityholders, book-entry deliveries and settlement of trades within DTC, continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

     However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information and the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (a) impress upon them the importance of such services being Year 2000 compliant and (b) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

     According to DTC, the foregoing information with respect to DTC has been provided to the Industry for informational purpose only and is not intended to serve as a representation, warranty or contract modification of any kind.

DEFINITIVE CERTIFICATES

     The Certificates will be issued in fully registered, certificated form (the 'DEFINITIVE CERTIFICATES') to Certificate Owners or their nominees, rather than to DTC or its nominee only if:

     (1) the Servicer advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to the Certificates and the Trustee or the Servicer is unable to locate a qualified successor;

     (2) the Servicer, at its option, elects to terminate the book-entry system through DTC; or

     (3) after the occurrence of an Event of Servicing Termination, Certificate Owners representing in the aggregate not less than 50% of the Pool Balance advise DTC through Participants in writing that the continuation of a book-entry system through DTC, or a successor thereto, is no longer in the best interest of the Certificate Owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the Definitive Certificates representing the Certificates and instructions for re-registrations, the Trustee will issue the Certificates as Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement (the 'HOLDERS').

     Distributions of principal of and interest on the Definitive Certificates will be made by the Paying Agent directly to Holders in accordance with the procedures set forth herein and in the Agreement. Distributions of principal and interest on each Distribution Date will be made to Holders in whose names the Definitive Certificates were registered at the close of business on the last day of the related Collection Period, which date shall thereafter be the new Record Date. Such distributions will be made by check mailed to the address of such Holder as it appears on the register maintained by the Trustee. The final payment on any Certificate, whether a Definitive Certificate or the Certificates registered in the name of Cede representing the Certificates, however, will be made only upon presentation and surrender of such Certificate at the office or agency specified in the notice of final distribution to Certificateholders.

     Definitive Certificates will be transferable and exchangeable at the offices of the transfer agent and registrar, which initially shall be the Trustee (in such capacity, the 'TRANSFER AGENT AND REGISTRAR'). No service charge will be imposed for any registration of transfer or exchange, but the Trustee or Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

SALE AND ASSIGNMENT OF THE RECEIVABLES

     At the time of issuance of the Certificates, the Seller will sell and assign to the Trust, without recourse, the Seller's entire interest in the Receivables and the proceeds thereof, including its security interests in the Financed Vehicles. Each Receivable will be identified in a schedule appearing as an exhibit to the Agreement. The Trustee will, concurrently with such sale and assignment, execute, authenticate and deliver the Definitive Certificates representing the Certificates to the Underwriters against payment to the Seller of the net purchase price of the sale of the Certificates.

     The Agreement sets forth criteria that must be satisfied by each Receivable. The criteria in the Agreement include, among others, the following:

     (1) each Receivable (a) has been originated for the retail financing of a Financed Vehicle by an Obligor located in one of the states of the United States or the District of Columbia and (b) contains customary and enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for realization against the collateral of the benefits of the security;

     (2) each Receivable and the sale of the related Financed Vehicle complies in all material respects with all requirements of applicable federal, state, and local laws, and regulations thereunder, including usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, Federal Reserve Board Regulations B and Z, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and any other consumer credit, equal opportunity and disclosure laws applicable to such Receivable and sale;

     (3) each Receivable constitutes the legal, valid, and binding payment obligation in writing of the Obligor, enforceable by the holder thereof in all material respects in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, liquidation and other similar laws and equitable principles relating to or affecting the enforcement of creditors' rights;

     (4) immediately prior to the sale and assignment thereof to the Trust, each Receivable was secured by a validly perfected first priority security interest in the Financed Vehicle in favor of the Seller as secured party or all necessary action with respect to such Receivable has been taken to perfect a first priority security interest in the related Financed Vehicle in favor of the Seller as secured party, which security interest is assignable and has been so assigned by the Seller to the Trust;

     (5) as of the Cutoff Date, there are no rights of rescission, setoff, counterclaim, or defense, and the Seller has no knowledge of the same being asserted or threatened, with respect to any Receivable;

     (6) as of the Cutoff Date, the Seller had no knowledge of any liens or claims that have been filed, including liens for work, labor, materials or unpaid taxes relating to a Financed Vehicle, that would be liens prior to, or equal or coordinate with, the lien granted by the Receivable;

     (7) except for payment defaults continuing for a period of not more than 30 days as of the Cutoff Date, the Seller has no knowledge that a default, breach, violation, or event permitting acceleration under the terms of any Receivable exists; the Seller has no knowledge that a continuing condition that with notice or lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any Receivable exists, and the Seller has not waived any of the foregoing;

     (8) each Receivable requires that the Obligor thereunder obtain comprehensive and collision insurance covering the Financed Vehicle; and

     (9) each Receivable satisfies the criteria specified above under 'The Receivables Pool'.

     As of the last day of the Collection Period following the Collection Period, or, if the Seller elects, the last day of such Collection Period, during which the Seller becomes aware or receives written notice from the Trustee or the Servicer that a Receivable did not meet any of such criteria in the Agreement as of the date sold to the Trustee and such failure materially and adversely affects the interests of the Certificateholders in a Receivable, the Seller, unless it cures the failed criterion, will repurchase the Receivable from the Trustee at a price equal to the unpaid principal balance thereof plus accrued interest thereon at the weighted average Certificate rate through the date of the repurchase (the 'REPURCHASE AMOUNT'). The repurchase obligation will constitute the sole remedy available to the Certificateholders or the Trustee for the failure of a Receivable to meet any of the criteria set forth in the Agreement. In the event that the Bank, as Seller, fails to satisfy its regulatory capital requirements in the future, it may be prohibited from repurchasing any of the Receivables.

     To ensure uniform quality in the servicing of the Receivables and to reduce administrative costs, the Trustee will appoint the Servicer as initial custodian of the Receivables. The Receivables will not be stamped or otherwise marked to reflect the transfer of the Receivables to the Trust and will not be segregated from the other motor vehicle installment loans of the Servicer. The Obligors under the Receivables will not be notified of the transfer of the Receivables to the Trust, but the Seller's accounting records and computer systems will reflect the sale and assignment of the Receivables to the Trust. See 'Certain Legal Aspects of the Receivables'.

DESCRIPTION OF THE TRUST'S ACCOUNTS

     The Servicer will establish and maintain a segregated account (the 'CERTIFICATE ACCOUNT'), in the name of the Trustee on behalf of the Certificateholders, into which all payments made on or with respect to the Receivables will be deposited. The Trustee will establish a segregated account in the name of the Trustee on behalf of the Trust and for the benefit of the Class A Certificateholders (the 'CLASS A DISTRIBUTION ACCOUNT'), and a segregated account in the name of the Trustee on behalf of the Trust and for the benefit of the Class B Certificateholders (the 'CLASS B DISTRIBUTION ACCOUNT'), from which all distributions with respect to the Class A Certificates and the Class B Certificates, respectively, will be made. The Certificate Account, the Class A Distribution Account and the Class B Distribution Account are collectively referred to as the 'ACCOUNTS'.

     Each Account will be maintained at all times:

     (a) with a depository institution organized under the laws of the United States or any state thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States and subject to supervision and examination by federal or state banking authorities, having a short-term certificate of deposit rating of 'A-1+' and 'P-1' or a long-term unsecured debt rating of not less than 'AA' and 'Aa2' assigned by Standard & Poor's and Moody's, respectively, and in the case of an institution organized under the laws of the United States, the deposits of which are insured by the Federal Deposit Insurance Corporation (the 'FDIC'), (a 'QUALIFIED INSTITUTION'); or

     (b) in the trust department of an institution organized under the laws of the United States or any state thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States and subject to supervision and examination by federal or state banking authorities with authority to act under such laws as trustee or in any other fiduciary capacity, having not less than $1 billion in assets under fiduciary management, a minimum net worth of $50,000,000 and a long-term deposit rating of not less than 'BBB - ' and 'Baa3' assigned by Standard & Poor's and Moody's, respectively (a 'QUALIFIED TRUST COMPANY').

     The Certificate Account and the Reserve Account discussed below will be maintained with a Qualified Trust Company. Should any depository of an Account cease to be a Qualified Institution or Qualified Trust Company, as applicable, such Account shall be transferred to a Qualified Institution or Qualified Trust Company, as applicable, provided that such Account may remain at such depository if the Rating Agency Condition is satisfied. The Bank of New York, in its capacity as the initial paying agent (the 'PAYING AGENT'), will have the revocable right to withdraw funds from the Accounts for the purpose of making distributions to Certificateholders in the manner provided in the Agreement.

COLLECTIONS ON THE RECEIVABLES

     The Servicer will deposit all payments on Receivables made by or on behalf of Obligors into the Certificate Account on a daily basis within forty-eight hours of receipt.

     In the event that, subsequent to the Closing Date, (a) the Bank obtains a short-term certificate of deposit rating of the Bank from Standard & Poor's Ratings Services ('STANDARD & POOR'S') and Moody's Investors Service, Inc. ('MOODY'S' and, together with Standard & Poor's each, a 'RATING AGENCY') of 'A-1' and 'P-1', respectively, or certain conditions satisfactory to Standard & Poor's and Moody's are satisfied, and (b) the Bank is the Servicer, the Servicer will no longer be required to make such deposits on a daily basis, but instead will be permitted to make such deposits into the Certificate Account on the Business Day preceding each Distribution Date (each, a 'DEPOSIT DATE'). Pending deposit into the Certificate Account in such case, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from other funds of the Bank.

SERVICING PROCEDURES

     The Servicer will make reasonable efforts to collect all payments due with respect to the Receivables and, in a manner consistent with the Agreement and with the terms of the Receivables, will continue such collection procedures as it follows with respect to comparable new or used automobile and light-duty truck receivables that it services for itself or others and that is consistent with prudent industry standards. The Agreement will provide that the Servicer may not change the amount of or reschedule the Due Date of any scheduled payment to a date more than 30 days from the original Due Date, change the Contract Rate of, or extend any Receivable or change any material term of a Receivable, except as provided by the terms of the Receivable or of the Agreement or as required by law or court order; provided, however, that the Servicer may extend any Receivable for credit-related reasons that would be acceptable to the Servicer with respect to comparable new or used automobile and light-duty truck receivables that it services for itself or others if:

     (a) the amount on deposit in the Reserve Account is greater than zero at the time of such extension;

     (b) the total credit-related extensions granted on the Receivable will not exceed four months in the aggregate;

     (c) the total number of credit-related extensions granted on the Receivable will not exceed two;

     (d) the maturity of such Receivable would not be extended beyond the Collection Period immediately preceding the February 15, 2006 Distribution Date (the 'FINAL SCHEDULED DISTRIBUTION DATE'); and

     (e) the rescheduling or extension would not modify the terms of such Receivable in such a manner as to constitute a cancellation of such Receivable and the creation of a new receivable.

The Servicer also considers other criteria when making credit-related extensions as described under 'The Bank's Portfolio of Motor Vehicle Loans -- Collection Procedures'. In the event that the Servicer fails to comply with the foregoing terms of the Agreement, it will be required to purchase the affected Receivable for the Repurchase Amount as of the last day of the Collection Period following the Collection Period or, if the Servicer elects, the last day of the Collection Period during which it became aware, or receives written notice from the Trustee, of such failure. The purchase obligation will constitute the sole remedy available to the Certificateholders or the Trustee for any such uncured breach. In the event that the Bank, as Servicer, fails to satisfy its regulatory capital requirements in the future, it may be prohibited from purchasing any of the Receivables.

     Under the Agreement, the Servicer, in accordance with its customary servicing procedures and underwriting standards, will require the Obligors to obtain comprehensive and collision insurance on the Financed Vehicles in accordance with the policies and procedures employed by the Servicer with respect to comparable new or used automobile and light-duty truck receivables that it services for itself or others. See 'The Bank's Portfolio of Motor Vehicle Loans Insurance'.

     The Agreement provides that the Servicer, based upon its collection practices and procedures for comparable new or used automobile and light-duty truck receivables that it services for itself or others, may repossess a Financed Vehicle relating to a Receivable that is delinquent prior to such Receivable being designated a Defaulted Receivable. The Agreement will also require the Servicer to follow such normal collection practices and procedures as it deems necessary or advisable to realize upon any Receivable with respect to which:

     (1) the Servicer determines based upon its normal collection practices and procedures, during any Collection Period, that eventual payment in full of the amount financed is unlikely; or

     (2) more than 10 percent of a scheduled payment is 120 or more days delinquent as of the last day of such Collection Period (each such Receivable, a 'DEFAULTED RECEIVABLE').

See 'The Bank's Portfolio of Motor Vehicle Loans Collection Procedures'. The Servicer may sell the repossessed Financed Vehicle securing a Receivable at judicial sale, or take any other action permitted by applicable law. See 'Certain Legal Aspects of the Receivables'. The net proceeds of such realization will be deposited in the Certificate Account.

ADVANCES

     The Servicer may, in its sole discretion, make a payment with respect to each Receivable (other than a Defaulted Receivable) equal to the excess, if any, of (a) the product of the principal balance of such Receivable as of the first day of the related Collection Period and one-twelfth of its Contract Rate, over
(b) the interest actually received by the Servicer with respect to such Receivable from the Obligor or the Seller pursuant to the Yield Supplement Agreement (if applicable) or from the payment of the Repurchase Amount during or with respect to such Collection Period (any such payment, an 'ADVANCE'). The Servicer may elect not to make any Advance with respect to a Receivable to the extent that the Servicer, in its sole discretion, determines that such Advance is not recoverable from subsequent payments on such Receivable or from funds on deposit in the Reserve Account. In the event that the Servicer does not make an Advance, any payment deficiency resulting therefrom will be funded by the application of available amounts in the Reserve Account.

     To the extent that the amount set forth in clause (b) above with respect to a Receivable is greater than the amount set forth in clause (a) above with respect thereto, such amount shall be distributed by the Paying Agent to the Servicer on the related Distribution Date to reimburse the Servicer for previous unreimbursed Advances (the 'OUTSTANDING ADVANCES') with respect to such Receivable. Any such reimbursement will only be from accrued interest due from the Obligor under such Receivable.

     The Servicer will deposit all Advances into the Certificate Account on the Business Day immediately preceding the related Distribution Date.

SERVICING COMPENSATION

     The Servicer will be entitled to receive a monthly fee (the 'SERVICING FEE') for each Collection Period, in an amount equal to the product of one-twelfth of 1.00% (the 'SERVICING FEE RATE') and the Pool Balance as of the first day of the related Collection Period. In addition, the Servicer will receive as additional compensation investment earnings on amounts on deposit and to be deposited in the Certificate Account, except that beginning with the Collection Period for which the Servicer fails to deposit an Advance with respect to a Receivable other than because such Receivable is a Defaulted Receivable and thereafter, such investment earnings will not be paid to the Servicer, but will be treated as Available Interest pursuant to the Agreement.

     The Servicing Fee will compensate the Servicer for performing the functions of a third party servicer of motor vehicle receivables as an agent for the Trust, including collecting and posting all payments, responding to inquiries of Obligors, investigating delinquencies, reporting tax information to Obligors, advancing costs of disposition of defaults, and monitoring the collateral in cases of Obligor default. The Servicing Fee also will compensate the Servicer for administering the

Receivables, including accounting for collections and furnishing monthly and annual statements to the Trustee with respect to distributions, and generating federal income tax information. The Servicing Fee also will compensate the Servicer for certain taxes, accounting fees, outside auditor fees, the fees of the Paying Agent and the Transfer Agent and Registrar, data processing costs, and other costs incurred in connection with administering and servicing the Receivables. The amount of the Servicing Fee was determined in light of the foregoing duties of the Servicer as well as with a view toward providing the Servicer with a reasonable profit. The Servicing Fee, together with the additional compensation consisting of investment earnings described above, is comparable to fees that would be paid to parties unaffiliated with the Bank. The Bank expects that the Receivables will provide the Trust with funds in an amount sufficient to pay the Servicing Fee to the Servicer and interest each month at the Pass-Through Rate on the Pool Balance to the Certificateholders.

THE RESERVE ACCOUNT

     The Reserve Account will be created with an initial deposit of cash of $5,245,321 (the 'RESERVE ACCOUNT INITIAL DEPOSIT') from the proceeds of the sale of the Certificates. In addition, on each Distribution Date, any amounts on deposit in the Certificate Account with respect to the preceding Collection Period after payments to the Certificateholders and the Servicer have been made will be deposited into the Reserve Account until the amount on deposit in the Reserve Account is equal to the Specified Reserve Account Balance.

     The Reserve Account will be maintained at a Qualified Trust Company and shall be established and maintained in the name of, and under the control of, The Bank of New York as collateral agent (the 'COLLATERAL AGENT'). Funds on deposit in the Reserve Account will be invested in certain permitted investments. The Reserve Account and any amounts therein will not be property of the Trust, but will be pledged to the Collateral Agent, for the benefit of Certificateholders.

     On each Distribution Date, the amount available in the Reserve Account (the 'AVAILABLE RESERVE AMOUNT') will equal the lesser of (a) the amount on deposit in the Reserve Account (exclusive of investment earnings) and (b) the Specified Reserve Account Balance. On each Deposit Date, the Collateral Agent will withdraw funds from the Reserve Account to make available to Certificateholders the excess, if any, of (a) the sum of the amounts required to be distributed to Certificateholders, any accrued and unpaid Servicing Fees payable to the Servicer on such Distribution Date and any amounts required to reimburse any Outstanding Advances (excluding Advances made as a result of prepayments by Obligors) over (b) the amounts to be deposited in the Certificate Account with respect to the preceding Collection Period exclusive of investment earnings. Such deficiencies in the Certificate Account may result from, among other things, Receivables becoming Defaulted Receivables or the failure by the Servicer to make any remittance required to be made under the Agreement. The aggregate amount to be withdrawn from the Reserve Account on any Distribution Date will not exceed the Available Reserve Amount with respect to the related Distribution Date. The Collateral Agent will deposit the proceeds of such withdrawal from the Reserve Account into the Class A Distribution Account or the Class B Distribution Account or pay such proceeds to the Servicer, as applicable, on the Distribution Date with respect to which such withdrawal was made.

     The 'SPECIFIED RESERVE ACCOUNT BALANCE' on any Distribution Date will equal the greater of (a) 1.25% of the Pool Balance as of the last day of the preceding Collection Period and (b) 0.50% of the initial Pool Balance (such amount not to exceed the outstanding Pool Balance as of the last day of the preceding Collection Period). The Specified Reserve Account Balance will be calculated using a percentage of 2.50%, instead of 1.25%, for any Distribution Date on which the Average Net Loss Ratio exceeds 0.85% or the Average Delinquency Ratio exceeds 0.85%; provided that such higher percentage would remain in effect until the Average Net Loss Ratio and the Average Delinquency Ratio are equal to or less than 0.85% for at least six consecutive Collection Periods. The Specified Reserve Account Balance may be reduced to a lesser amount as determined by the Seller, provided that each Rating Agency shall have confirmed in writing to the Trustee that such action will not result in a withdrawal or reduction in its rating of the Certificates (the 'RATING AGENCY CONDITION').

     'AVERAGE DELINQUENCY RATIO' means, as of any Distribution Date, the average of the Delinquency Ratios for the preceding three Collection Periods.

     'AVERAGE NET LOSS RATIO' means, as of any Distribution Date, the average of the Net Loss Ratios for the preceding three Collection Periods.

     'DELINQUENCY RATIO' means, for any Collection Period, the ratio, expressed as a percentage, of (a) the principal amount of all outstanding Receivables other than Purchased Receivables and Defaulted Receivables which are 60 or more days delinquent as of the end of such Collection Period, determined in accordance with the Servicer's customary practices, or Receivables as to which the related Financed Vehicle has been repossessed but not sold, divided by (b) the Pool Balance as of the last day of such Collection Period.

     'LIQUIDATION PROCEEDS' means with respect to any Receivable (a) insurance proceeds received by the Servicer and (b) the monies collected by the Servicer from whatever source, including but not limited to proceeds of a Financed Vehicle sold after repossession, on a Defaulted Receivable net of any payments required by law to be remitted to the Obligor.

     'NET LOSS RATIO' means, for any Collection Period, an amount, expressed as an annualized percentage, equal to (a) Realized Losses minus Recoveries for such Collection Period, divided by (b) the average of the Pool Balances on the first day of such Collection Period and the last day of such Collection Period.

     'RECOVERIES' mean, with respect to any Collection Period, all monies received by the Servicer with respect to any Defaulted Receivable during any Collection Period following the Collection Period in which such Receivable became a Defaulted Receivable, net of any fees, costs and expenses incurred by the Servicer in connection with the collection of such Receivable and any payments required by law to be remitted to the Obligor.

     Amounts on deposit in the Reserve Account will be released to the Seller on each Distribution Date to the extent that the amount on deposit in the Reserve Account would exceed the Specified Reserve Account Balance. The Collateral Agent will cause all investment earnings attributable to the Reserve Account to be distributed on each Distribution Date to the Seller. Upon any distribution to the Seller of amounts from the Reserve Account, the Certificateholders will not have any rights in, or claims to, such amounts.

     In the event that the funds in the Reserve Account are reduced to zero, the Certificateholders will bear directly the credit and other risks associated with ownership of the Receivables. In such a case, the amount available for distribution may be less than that described below, and the Certificateholders may experience delays or suffer losses as a result of, among other things, defaults or delinquencies by the Obligors or previous extensions made by the Servicer.

THE YIELD SUPPLEMENT AGREEMENT

     If any Receivable has, as of the Cutoff Date, a Contract Rate below the sum of (i) the weighted average of the Class A Pass-Through Rate and the Class B Pass-Through Rate and (ii) the Servicing Fee Rate, the Seller, the Servicer and the Trust will, simultaneously with the sale and assignment of the Receivables, enter in a Yield Supplement Agreement (the 'YIELD SUPPLEMENT AGREEMENT'). The Yield Supplement Agreement will, with respect to each Receivable subject thereto, provide for the payment into the Certificate Account on or prior to the Deposit Date of an amount calculated by the Servicer which will be equal to one-twelfth of the excess, if any, of (i) interest on such Receivable's principal balance as of the first day of the preceding Collection Period calculated at a rate equal to the sum of the weighted average of the Class A Pass-Through Rate and the Class B Pass-Through Rate and the Servicing Fee Rate over (ii) interest accrued at the Contract Rate on such Receivable's principal balance as of the first day of such Collection Period (in the aggregate for all Receivables with respect to any Deposit Date, the 'YIELD SUPPLEMENT AMOUNT').

     Payments due under the Yield Supplement Agreement will be secured by funds in the initial amount of $0.00 deposited by the Seller on the Closing Date in a segregated account (the 'YIELD SUPPLEMENT ACCOUNT') to be maintained by The Bank of New York, as the Collateral Agent for the benefit of the holders of the Certificates. The amount required to be retained (to the extent of funds available therefor) in the Yield Supplement Account on any Distribution Date will be equal to, as of any date of determination, the sum of the projected Yield Supplement Amounts for all future Distribution Dates, assuming that future scheduled payments on the Receivables are made on their scheduled due dates (the 'SPECIFIED YIELD SUPPLEMENT BALANCE').

     Funds on deposit in the Yield Supplement Account will be invested in certain permitted investments selected by the Seller; provided, however, that, subject to satisfaction of the Rating Agency Condition, funds on deposit in the Yield Supplement Account may be invested in such permitted investments that mature later than the next Deposit Date. The Collateral Agent shall cause all investment earnings attributable to the Yield Supplement Account to be distributed on each Distribution Date to the Servicer.

     Amounts on deposit in the Yield Supplement Account will be released from the Trust to the Seller on each Distribution Date to the extent that the amount on deposit in the Yield Supplement Account exceeds the Specified Yield Supplement Balance. The Yield Supplement Account and any amounts on deposit therein shall not be the property of the Trust, but will be pledged to the Collateral Agent for the benefit of the Certificateholders. Upon any release of amounts from the Yield Supplement Account, the Certificateholders will cease to have any rights in, or claims to, such amounts.

     Due to the fact that no Receivable had, as of the Cutoff Date, a Contract Rate below the sum of the weighted average of the Pass-Through Rates and the Servicing Fee Rate, there will be no Yield Supplement Agreement and no payment at any time of any Yield Supplement Amount.

DISTRIBUTIONS ON CERTIFICATES

     Deposits to Certificate Account. On or before the 15th day of each month or, if such 15th day is not a Business Day, the preceding Business Day, the Servicer will inform the Trustee and the Paying Agent of the following amounts with respect to the preceding Collection Period:

     (1) the amount of aggregate collections on the Receivables;

     (2) the aggregate amount of Advances to be remitted by the Servicer;

     (3) the aggregate Repurchase Amount of Receivables to be repurchased by the Seller or purchased by the Servicer;

     (4) the aggregate amount to be withdrawn from the Reserve Account;

     (5) the aggregate amount to be distributed as principal and interest (including any Yield Supplement Amount included therein, if applicable) on the Certificates; and

     (6) the Servicing Fee.

     On or before each Deposit Date:

     (1) the Servicer will cause all Collections and Liquidation Proceeds and Recoveries to be deposited into the Certificate Account and will deposit into the Certificate Account all Repurchase Amounts of Receivables to be purchased by the Servicer on such Deposit Date;

     (2) the Seller will deposit into the Certificate Account all Repurchase Amounts of Receivables to be repurchased by the Seller on such Deposit Date;

     (3) the Servicer will deposit all Advances for the related Distribution Date into the Certificate Account; and

     (4) the Collateral Agent will deposit the Yield Supplement Amount for such Distribution Date (if applicable) into the Certificate Account.

     'AVAILABLE INTEREST' means, with respect to any Distribution Date, the excess of (a) the sum of:

     (1) Interest Collections for such Distribution Date;

     (2) the Yield Supplement Amount for such Distribution Date (if applicable);

     (3) all Advances made by the Servicer with respect to such Distribution Date; and

     (4) beginning with the Collection Period for which the Servicer shall not have made an Advance with respect to a Receivable other than because such Receivable was a Defaulted Receivable, investment earnings on amounts on deposit in the Certificate Account as of the last day of the related Collection Period, over (b) the amount of Outstanding Advances to be reimbursed on or with respect to such Distribution Date.

     'AVAILABLE PRINCIPAL' means, with respect to any Distribution Date, the sum of the following amounts with respect to the preceding Collection Period:

     (1) that portion of all Collections on the Receivables allocable to principal in accordance with the terms of the Receivables and the Servicer's customary servicing procedures;

     (2) to the extent attributable to principal, the Repurchase Amount received with respect to each Receivable repurchased by the Seller or purchased by the Servicer under an obligation which arose during the related Collection Period; and

     (3) all Liquidation Proceeds, to the extent allocable to principal, received during such Collection Period.

Available Principal on any Distribution Date shall exclude all payments and proceeds of any Receivables the Repurchase Amount of which has been distributed on a prior Distribution Date.

     'COLLECTION PERIOD' means the calendar month preceding each Distribution Date, or in the case of the initial Collection Period, the period from the Cutoff Date to July 31, 1999.

     'COLLECTIONS' mean, with respect to any Distribution Date, all collections on the Receivables.

     'INTEREST COLLECTIONS' mean, with respect to any Distribution Date, the sum of the following amounts with respect to the preceding Collection Period:

     (1) that portion of all Collections on the Receivables allocable to interest in accordance with the terms of the Receivables and the Servicer's customary servicing procedures;

     (2) all Liquidation Proceeds, to the extent allocable to interest, received during such Collection Period;

     (3) all Recoveries on Receivables which became Defaulted Receivables received during any Collection Period following the Collection Period in which such Receivable became a Defaulted Receivable; and

     (4) to the extent attributable to accrued interest, the Repurchase Amount with respect to each Receivable repurchased by the Seller or purchased by the Servicer under an obligation which arose during such Collection Period.

Interest Collections for any Distribution Date shall exclude all payments and proceeds of any Receivables the Repurchase Amount of which has been distributed on a prior Distribution Date.

     'PURCHASED RECEIVABLE' means, at any time, a simple interest motor vehicle installment loan included in the schedule of Receivables appearing as an exhibit to the Agreement as to which payment of the Repurchase Amount has previously been made by the Seller or the Servicer pursuant to the Agreement.

     Deposits to the Distribution Accounts. On each Distribution Date, after making reimbursements of Outstanding Advances to the Servicer from Available Interest and/or the Available Reserve Amount to the extent then reimbursable pursuant to the Agreement, the Trustee will make the following deposits and distributions, to the extent of Available Interest and any Available Reserve Amount remaining after such reimbursements (and, in the case of shortfalls occurring under clause

(2) below in the Class A Interest Distribution, the Class B Percentage of Available Principal to the extent of such shortfalls), in the following priority:

     (1) to the Servicer, first from Available Interest, and then, if necessary, from the Available Reserve Amount, any unpaid Servicing Fee for the related Collection Period and all unpaid Servicing Fees from prior Collection Periods;

     (2) to the Class A Distribution Account, first from Available Interest, then, if necessary, from the Available Reserve Amount, and finally, if necessary, from the Class B Percentage of Available Principal, the Class A Interest Distribution for such Distribution Date; and

     (3) to the Class B Distribution Account, first from Available Interest and then, if necessary, from the Available Reserve Amount, the Class B Interest Distribution for such Distribution Date.

     On each Distribution Date, the Trustee will make the following deposits and distributions, to the extent of the portion of Available Principal, Available Interest and the Available Reserve Amount (to be applied in that order of priority) remaining after the application of clauses (1), (2) and (3) above, in the following priority:

     (4) to the Class A Distribution Account, the Class A Principal Distribution for such Distribution Date;

     (5) to the Class B Distribution Account, the Class B Principal Distribution for such Distribution Date;

     (6) to the Reserve Account, any amounts remaining, until the amount on deposit in the Reserve Account equals the Specified Reserve Account Balance; and

     (7) to the Seller, any amounts remaining.

     On each Distribution Date, all amounts on deposit in the Class A Distribution Account will be distributed to the Class A Certificateholders and all amounts on deposit in the Class B Distribution Account will be distributed to the Class B Certificateholders by the Trustee.

     'CLASS A CERTIFICATE BALANCE', at any time, equals the Original Class A Certificate Balance, as reduced by all principal amounts distributed to Class A Certificateholders prior to such time.

     'CLASS A INTEREST CARRYOVER SHORTFALL' means, (a) with respect to the initial Distribution Date, zero, and (b) with respect to any other Distribution Date, the excess of Class A Monthly Interest for the preceding Distribution Date and any outstanding Class A Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that was actually deposited in the Class A Distribution Account on such preceding Distribution Date, plus 30 days of interest on such excess, to the extent permitted by law, at the Class A Pass-Through Rate.

     'CLASS A INTEREST DISTRIBUTION' means, with respect to any Distribution Date, the sum of Class A Monthly Interest for such Distribution Date and the Class A Interest Carryover Shortfall for such Distribution Date.

     'CLASS A MONTHLY INTEREST' means, with respect to any Distribution Date, one-twelfth of the Class A Pass-Through Rate multiplied by the Class A Certificate Balance as of the preceding Distribution Date, after giving effect to all payments of principal made on such Distribution Date or, in the case of the first Distribution Date, as of the Closing Date.

     'CLASS A MONTHLY PRINCIPAL' means, with respect to any Distribution Date, the Class A Percentage of Available Principal for such Distribution Date plus the Class A Percentage of Realized Losses with respect to the related Collection Period.

     'CLASS A PERCENTAGE' means 96.25%.

     'CLASS A PRINCIPAL CARRYOVER SHORTFALL' means, (a) with respect to the initial Distribution Date, zero, and (b) with respect to any other Distribution Date, the excess of Class A Monthly Principal for such Distribution Date and any outstanding Class A Principal Carryover Shortfall from the preceding Distribution Date over the amount in respect of principal that is actually deposited in the Class A Distribution Account on such Distribution Date.

     'CLASS A PRINCIPAL DISTRIBUTION' means, with respect to any Distribution Date, the sum of Class A Monthly Principal for such Distribution Date and, in the case of any Distribution Date other than the initial Distribution Date, the Class A Principal Carryover Shortfall as of the preceding Distribution Date. In addition, on the Final Scheduled Distribution Date, the Class A Principal Distribution shall include any additional amount required to reduce the outstanding principal balance of the Class A Certificates to zero.

     'CLASS B CERTIFICATE BALANCE', at any time, equals the Original Class B Certificate Balance, as reduced by all principal amounts distributed to Class B Certificateholders prior to such time.

     'CLASS B INTEREST CARRYOVER SHORTFALL' means, (a) with respect to the initial Distribution Date, zero, and (b) with respect to any other Distribution Date, the excess of Class B Monthly Interest for the preceding Distribution Date and any outstanding Class B Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that was actually deposited in the Class B Distribution Account on such preceding Distribution Date, plus 30 days of interest on such excess, to the extent permitted by law, at the Class B Pass-Through Rate.

     'CLASS B INTEREST DISTRIBUTION' means, with respect to any Distribution Date, the sum of Class B Monthly Interest for such Distribution Date and the Class B Interest Carryover Shortfall for such Distribution Date.

     'CLASS B MONTHLY INTEREST' means, with respect to any Distribution Date, one-twelfth of the Class B Pass-Through Rate multiplied by the Class B Certificate Balance as of the preceding Distribution Date after giving effect to all payments of principal made on such Distribution Date or, in the case of the first Distribution Date, as of the Closing Date.

     'CLASS B MONTHLY PRINCIPAL' means, with respect to any Distribution Date, the Class B Percentage of Available Principal for such Distribution Date plus the Class B Percentage of Realized Losses with respect to the related Collection Period.

     'CLASS B PERCENTAGE' means 3.75%.

     'CLASS B PRINCIPAL CARRYOVER SHORTFALL' means, (a) with respect to the initial Distribution Date, zero and (b) with respect to any other Distribution Date, the excess of Class B Monthly Principal for such Distribution Date and any outstanding Class B Principal Carryover Shortfall from the preceding Distribution Date over the amount in respect of principal that is actually deposited in the Class B Distribution Account on such Distribution Date.

     'CLASS B PRINCIPAL DISTRIBUTION' means, with respect to any Distribution Date, the sum of Class B Monthly Principal for such Distribution Date and, in the case of any Distribution Date other than the initial Distribution Date, the Class B Principal Carryover Shortfall as of the preceding Distribution Date. In addition, on the Final Scheduled Distribution Date, the Class B Principal Distribution will include any additional amount required to reduce the outstanding principal balance of the Class B Certificates to zero.

     'REALIZED LOSSES' mean, for any Collection Period and for each Receivable that became a Defaulted Receivable during such Collection Period, the excess of the aggregate principal balance of such Receivable over Liquidation Proceeds received with respect to such Receivable during such Collection Period, to the extent allocable to principal.

     As an administrative convenience, the Servicer will be permitted under certain circumstances to make deposits of Advances and Repurchase Amounts for, or with respect to, a Collection Period net of distributions to be made to the Servicer with respect to such Collection Period. The Servicer, however, will account to the Trustee and to the Certificateholders as if all such deposits and distributions were made on an aggregate basis for each type of payment or deposit.

STATEMENTS TO CERTIFICATEHOLDERS

     On each Distribution Date, the Paying Agent will include with each distribution to each Certificateholder a statement, setting forth the following information for the related Collection Period:

     (1) the amount of the distribution allocable to principal on the Class A Certificates and the Class B Certificates;

     (2) the amount of the distribution allocable to interest (including any Yield Supplement Amount, if applicable) on the Class A Certificates and the Class B Certificates;

     (3) the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period;

     (4) the Class A Certificate Balance, the Class A Pool Factor, the Class B Certificate Balance and the Class B Pool Factor as of such Distribution Date, after giving effect to payments allocated to principal reported under clause (1) above;

     (5) the Pool Balance as of the close of business on the last day of the related Collection Period;

     (6) the amount of the aggregate Realized Losses, if any, for the related Collection Period;

     (7) the aggregate Repurchase Amount of Receivables repurchased by the Seller or purchased by the Servicer;

     (8) the balance of the Reserve Account on such Distribution Date, after giving effect to changes therein on such Distribution Date; and

     (9) the Specified Reserve Account Balance as of the close of business on such Distribution Date.

     Each amount in clauses (1), (2) and (3) above will be expressed in the aggregate and as a dollar amount per $1,000 of the original principal balance of a Certificate.

     The statements for each Collection Period will be delivered to DTC for further distribution to beneficial owners of the Certificates in accordance with DTC procedures. See ' -- General' and ' -- Book-Entry Registration' above. Copies of such statements may be obtained by Certificate Owners by a request in writing addressed to the Trustee at its corporate trust office. See ' -- The Trustee' below.

     Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the Agreement, the Paying Agent will furnish to each person who at any time during such calendar year was a Certificateholder, a statement containing the sum of the monthly amounts described in clauses (1) through (3) above for the purposes of such Certificateholder's preparation of federal income tax returns. See 'Certain Federal Income Tax Consequences'.

EVIDENCE AS TO COMPLIANCE

     The Agreement will provide that a firm of independent certified public accountants will furnish to the Trustee on or before March 31 of each year, beginning March 31, 2000, a statement as to compliance by the Servicer during the twelve months or shorter period in the case of the first such report ended the preceding December 31, with certain standards relating to the servicing of the Receivables.

     The Agreement will also provide for delivery to the Trustee, on or before March 31 of each year, commencing March 31, 2000, of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations in all material respects under the Agreement throughout the twelve months or shorter period in the case of the first such certificate ended the preceding December 31 or, if there has been a default in the fulfillment of any such obligation, describing each such default.

     Copies of such statements and certificates may be obtained by a Certificateholder by a request in writing addressed to the Trustee.

CERTAIN MATTERS REGARDING THE SERVICER

     The Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except (a) upon determination that the Servicer's performance of such duties is no longer permissible under applicable law or (b) in the event of the appointment of a successor servicer, upon satisfaction of the Rating Agency Condition. Such resignation will not become effective until the Trustee or a successor servicer has assumed the Servicer's servicing obligations and duties under the Agreement.

     The Agreement will also provide that neither the Seller nor the Servicer may transfer or assign all, or a portion of, its rights, obligations and duties under the Agreement, unless such transfer or assignment (1) (A) will not result in a reduction or withdrawal by each of Standard & Poor's or Moody's of the rating then assigned to the Certificates and (B) the Trustee has consented to such transfer or assignment or (2) the Trustee and holders of Certificates evidencing not less than 51% of the Pool Balance consent thereto. Any transfer or assignment with respect to the Servicer of all of its rights, obligations and duties will not become effective until a successor servicer has assumed the Servicer's rights, obligations and duties under the Agreement.

     The Agreement will also provide that so long as the Bank is the Servicer, in the ordinary course of its business, the Servicer will have the right to delegate any of its duties under the Agreement to a third party. Any compensation payable to such third party will be paid by the Servicer from its own funds, and none of the Trust, the Trustee or the Certificateholders will be liable for such compensation. Notwithstanding any delegation of duties by the Servicer, the Servicer will not be relieved of its liability and responsibility with respect to such duties.

     The Agreement will further provide that neither the Servicer nor any of its directors, officers, employees, and agents shall be under any liability to the Trust, the Trustee or the Certificateholders for taking any action or for refraining from taking any action pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith, or negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder, except that employees of either the Servicer or its affiliates will be protected against any liability that would otherwise be imposed by reason of negligence. The Agreement will further provide that the Servicer, and its directors, officers, employees and agents are entitled to indemnification by the Trust for, and will be held harmless against, any loss, liability or expense incurred in connection with any legal action relating to their performance of servicing duties under the Agreement, other than any loss, liability, or expense incurred by reason of the Servicer's willful misfeasance, bad faith, or negligence in the performance of duties or by reason of the Servicer's reckless disregard of obligations and duties thereunder; provided, however, that such indemnification will be paid on a Distribution Date only after all payments required to be made to Certificateholders and the Servicer have been made, certain payments required to be made to the Trustee have been made and deposits of any amount required to be deposited into the Reserve Account to maintain the amount on deposit therein at the Specified Reserve Account Balance have been made. In addition, the Agreement will provide that the Servicer is under no obligation to appear in, prosecute, or defend any legal action that is not incidental to the Servicer's servicing responsibilities under the Agreement and that, in its opinion, may cause it to incur any expense or liability. The Servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect to the Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust, and the Servicer will be entitled to be reimbursed therefor out of the Certificate Account as such expenses are incurred; provided, however, that such reimbursement will be paid on a Distribution Date only after all payments required to be made to Certificateholders and the Servicer have been made, certain payments required to be made to the Trustee have been made and deposits of any amount required to be deposited into the Reserve Account to maintain the amount on deposit therein at the Specified Reserve Account Balance have been made.

EVENTS OF SERVICING TERMINATION

     'EVENTS OF SERVICING TERMINATION' under the Agreement will consist of:

     (1) any failure by the Servicer to deliver to the Trustee the Servicer's certificate for the related Collection Period or any failure by the Servicer (or, so long as the Seller is the Servicer, the Seller) to deliver to the Trustee for distribution to the Certificateholders any proceeds or payments required to be delivered under the terms of the Certificates or the Agreement (or, in the case of a payment or deposit to be made not later than the Deposit Date, the failure to make such payment or deposit on such Deposit Date), which failure continues unremedied for five Business Days after discovery by the Servicer (or, so long as the Seller is the Servicer, the Seller) or written notice to the Servicer (or, so long as the Seller is the Servicer, the Seller) by the Trustee or to the Trustee and the Servicer (or, so long as the Seller is the Servicer, the Seller) by holders of Certificates evidencing not less than 25% of the Pool Balance;

     (2) any failure by the Servicer (or, so long as the Seller is the Servicer, the Seller) duly to observe or perform in any material respect any other covenant or agreement of the Servicer (or, so long as the Seller is the Servicer, the Seller) set forth in the Certificates or in the Agreement, which failure materially and adversely affects the rights of the Trust or the Certificateholders (which determination shall be made without regard to whether funds on deposit in the Reserve Account are available to the Certificateholders) and which continues unremedied for 60 days after the date of written notice of such failure to the Servicer (or, so long as the Seller is the Servicer, the Seller) by the Trustee or to the Trustee and the Servicer (or, so long as the Seller is the Servicer, the Seller) by holders of Certificates evidencing not less than 25% of the Pool Balance;

     (3) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings and certain actions by the Servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations;

     (4) any assignment or delegation by the Servicer of its duties or rights under the Agreement, except as specifically permitted under the Agreement, or any attempt to make such an assignment or delegation; and

     (5) failure by the Servicer (other than the Bank) to be a servicer that complies with certain criteria set forth in the Agreement. The holders of Certificates evidencing not less than 51% of the Pool Balance may waive certain defaults by the Servicer in the performance of its obligations.

RIGHTS UPON AN EVENT OF SERVICING TERMINATION

     As long as an Event of Servicing Termination under the Agreement remains unremedied, the Trustee or holders of Certificates evidencing not less than 25% of the Pool Balance, by notice given in writing to the Servicer (and to the Trustee if given by Certificateholders), may terminate all the rights and obligations of the Servicer under the Agreement, whereupon all authority and power of the Servicer under the Agreement shall pass to and be vested in the Trustee, the Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the Agreement and will be entitled to the compensation otherwise payable to the Servicer. In the event that the Trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor servicer to act as successor to the outgoing Servicer under the Agreement. The Trustee shall not be relieved of its duties as successor servicer until a newly appointed successor servicer shall have assumed the responsibilities and obligations of the Servicer under the Agreement. The Trustee may make such arrangements for compensation to be paid to the successor servicer, which in no event may be greater than the Servicing Fee (plus the investment earnings on amounts on deposit and to be deposited in the Certificate Account) paid to the Servicer under the Agreement.

AMENDMENT

     The Agreement may be amended by the Seller, the Servicer and the Trustee, without prior notice to or the consent of the Certificateholders, to cure any ambiguity, correct or supplement any provision therein which may be inconsistent with any other provision therein, or make any other provisions with respect to matters or questions arising under such Agreement which are not inconsistent with the provisions of the Agreement; provided that such action will not, on the basis of an officer's certificate and/or in the opinion of counsel (which may be internal counsel to the Seller or the Servicer) reasonably satisfactory to the Trustee, materially and adversely affect the interests of the Trust or the Certificateholders, and the Rating Agency Condition shall have been satisfied. The Agreement may also be amended by the Seller, the Servicer and the Trustee with the consent of the holders of Certificates evidencing not less than 51% of the Pool Balance for the purpose of adding any provision to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of Certificateholders; provided, however, that no such amendment, except with the consent of the holders of all Certificates, may:

     (1) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that are required to be made on any Certificate;

     (2) reduce the aforesaid percentage of the Pool Balance, the Certificateholders of which are required to consent to any such amendment; or

     (3) reduce the shortfalls for which the Trustee may withdraw funds from the Reserve Account or change the formula for determining the Specified Reserve Account Balance.

LIST OF CERTIFICATEHOLDERS

     At such time as Definitive Certificates have been issued, the Trustee, upon written request by three or more Certificateholders or by holders of Certificates evidencing not less than 25% of the Pool Balance, will afford or cause the Transfer Agent and Registrar to afford such Certificateholders access during business hours to the current list of Certificateholders for purposes of communicating with other Certificateholders with respect to their rights under the Agreement provided such Certificateholders:

     (1) state that they wish to communicate with other Certificateholders with respect to their rights under the Agreement or under the Certificates; and

     (2) provide the Trustee with a copy of the proposed communication.

Definitive Certificates will be issued only in the circumstances described above in ' -- Definitive Certificates'.

     The Agreement will not provide for the holding of any annual or other meeting of Certificateholders.

TERMINATION

     The obligations of the Seller, the Servicer and the Trustee pursuant to the Agreement will terminate upon the earlier of:

     (1) the Distribution Date next succeeding the month which is six months after the maturity or other liquidation of the last Receivable and the disposition of any amounts received upon liquidation of any property remaining in the Trust; and

     (2) payment to Certificateholders of all amounts required to be paid to them pursuant to the Agreement.

     In order to avoid excessive administrative expense, the Servicer will be permitted, at its option, to purchase from the Trust, as of the last Business Day in any Collection Period in which the Pool Balance is 5% or less of the initial Pool Balance, all remaining Receivables in the Trust at a price equal to the sum of the aggregate of the Repurchase Amounts thereof as of such date. Exercise of such right will effect early retirement of the Certificates.

     The Trustee will give written notice of termination to each Certificateholder of record, which notice will specify the Distribution Date upon which Certificateholders may surrender their Certificates to the Trustee or the Transfer Agent and Registrar, as the case may be, for final payment. The final distribution to any Certificateholder will be made only upon surrender and cancellation of such holder's Certificate (whether a Definitive Certificate or the certificates registered in the name of Cede representing the Certificates) at the office or agency of the Trustee or the Transfer Agent and Registrar, as the case may be, specified in the notice of termination. Any funds remaining in the Trust, after the Trustee has taken certain measures to locate a Certificateholder and such measures have failed, will be distributed to the Seller or as otherwise provided in the Agreement.

DUTIES OF THE TRUSTEE

     The Trustee makes no representations as to the validity or sufficiency of the Agreement, the Certificates (other than the execution and authentication of the Certificates), or the Receivables or any related documents, and is not accountable for the use or application by the Seller or the Servicer of any funds paid to the Seller or the Servicer in respect of the Certificates or the Receivables, or any monies prior to the time such monies are deposited into the Certificate Account. The Trustee has not independently verified the Receivables. If no Event of Servicing Termination has occurred and is continuing, the Trustee is required to perform only those duties specifically required of it under the Agreement. Generally, those duties are limited to the receipt of the various certificates, reports, or other instruments required to be furnished to the Trustee under the Agreement, in which case it is only required to examine them to determine whether they conform to the requirements of the Agreement.

     The Trustee is under no obligation to exercise any of the rights or powers vested in it by the Agreement or to make any investigation of matters arising thereunder or to institute, conduct, or defend any litigation thereunder or in relation thereto at the request, order, or direction of any of the Certificateholders, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses, and liabilities which may be incurred therein or thereby, prior to the occurrence of an Event of Servicing Termination. No Certificateholder will have any right under the Agreement to institute any proceeding with respect to the Agreement, unless such holder previously has given to the Trustee written notice of default and unless, with respect to the Class A Certificates, the holders of Class A Certificates evidencing not less than a majority of the aggregate outstanding principal balance of the Class A Certificates or with respect to the Class B Certificates, the holders of Class B Certificates evidencing not less than a majority of the aggregate outstanding principal balance of the Class B Certificates, have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 30 days has neglected or refused to institute any such proceedings.

THE TRUSTEE

     The Bank of New York is the Trustee (the 'TRUSTEE') under the Agreement. The Trustee, in its individual capacity or otherwise, and any of its affiliates may hold Certificates in their own names or as pledgee. In addition, for the purpose of meeting the legal requirements of certain jurisdictions, the Servicer and the Trustee, acting jointly (or in some instances, the Trustee, acting alone), shall have the power to appoint co-trustees or separate trustees of all or any part of the Trust. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Agreement shall be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

     The Trustee may resign at any time by giving written notice thereof to the Servicer, in which event the Trustee will be obligated promptly to appoint a successor trustee. The Trustee will be obligated to resign if the Trustee ceases to be eligible to continue as such under the Agreement, becomes legally unable to act, or becomes insolvent. In such circumstances, the Trustee will be obligated promptly to appoint a successor trustee. Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

     The Agreement will provide that the Servicer will pay the Trustee's fees. The Agreement will further provide that the Trustee will be entitled to indemnification by the Servicer for, and will be held harmless against, any loss, liability, or expense incurred by the Trustee not resulting from the Trustee's own willful misfeasance, bad faith, or negligence (other than by reason of a breach of any of its representations or warranties set forth in the Agreement) except in the event the Servicer fails to indemnify the Trustee, in which case the Trustee would be entitled to be indemnified by the Trust; provided, however, that any such indemnification will be paid on a Distribution Date only after all amounts required to be paid to the Certificateholders have been paid and certain other distributions have been made and, with respect to a successor servicer, if any, after the Servicing Fee has been paid.

     The Trustee's corporate trust office is located at 101 Barclay Street, New York, NY 10286, telephone: (212) 815-5738. The Seller, the Servicer and their respective affiliates may have normal banking relationships with the Trustee and its affiliates.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

GENERAL

     The Receivables are 'chattel paper' as defined in the Uniform Commercial Code in effect in the States of Texas and New York (the 'UCC'). Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. In order to protect the Trust's ownership interest in the Receivables, the Bank will file UCC-1 financing statements with the appropriate governmental authorities in the State of Texas to give notice of the Trust's ownership of the Receivables and their proceeds. Under the Agreement, the Bank will be obligated to maintain the perfection of the Trust's ownership interest in the Receivables. It should be noted, however, that a purchaser of chattel paper who gives new value and takes possession of it in the ordinary course of such purchaser's business has priority over a security interest in the chattel paper which is perfected by filing UCC-1 financing statements, and not by possession by the original secured party, if such purchaser acts in good faith without knowledge that the specific chattel paper is subject to a security interest. Any such purchaser would not be deemed to have such knowledge by virtue of the UCC filings and would not learn of the sale of the Receivables from a review of the Receivables since they would not be marked to show such sale, although the Bank's master computer records will evidence such sale.

SECURITY INTERESTS IN THE FINANCED VEHICLES

     The Receivables consist of motor vehicle installment loans made pursuant to contracts with Obligors for the purchase of automobiles and light-duty trucks and also constitute personal property security agreements that include grants of security interests in the Financed Vehicles under the UCC in the applicable jurisdiction. Perfection of security interests in the Financed Vehicles generally is governed by the motor vehicle registration laws of the state in which the Financed Vehicle is located. In all states in which the Receivables have been originated, a security interest in a vehicle is perfected by notation of the secured party's lien on the vehicle's certificate of title or actual possession by the secured party of such certificate of title, depending upon applicable state law. The practice of the Bank is to effect such notation or to obtain possession of the certificate of title, as appropriate under the laws of the state in which a vehicle securing a motor vehicle installment loan originated by the Bank is registered. The Receivables prohibit the sale or transfer of the Financed Vehicle without the Bank's consent.

     The Bank will assign its security interest in the individual Financed Vehicles to the Trust. However, because of the administrative burden and expense and since the Bank remains as Servicer of the Receivables, neither the Bank nor the Trustee will amend the certificates of title to identify the Trust as the new secured party and, accordingly, the Bank will continue to be named as the secured party on the certificates of title relating to the Financed Vehicles. In most states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificates of title and the new secured party succeeds to the Bank's rights as the secured party as against creditors of the Obligor. In some states, in the absence of such endorsement and delivery, the Trustee may not have a perfected security interest in the Financed Vehicle. In such event or in the event that the Bank did not have a perfected first priority security interest in the Financed Vehicle, the only recourse of the Trust vis-a-vis third parties would be against an Obligor on an unsecured basis or against the Bank pursuant to the Bank's repurchase obligation. See ' -- Repurchase Obligation'.

     In the absence of fraud or forgery by a vehicle owner or administrative error by state recording officials, the notation of the lien of the Bank on the certificate of title will be sufficient to protect the Trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent lenders who take a security interest in the Financed Vehicle. If there are any Financed Vehicles as to which the Bank has failed to perfect the security interest assigned to the Trust (a) such security interest would be subordinate to, among others, holders of perfected security interests and (b) subsequent purchasers of such Financed Vehicles would take possession free and clear of such security interest. There also exists a risk in not identifying the Trust as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Trust could be released.

     In the event that the owner of a Financed Vehicle moves to a state other than the state in which such Financed Vehicle initially is registered, under the laws of most states the perfected security interest in the Financed Vehicle would continue for four months after such relocation and thereafter until the owner re-registers the Financed Vehicle in such state. A majority of states generally require surrender of a certificate of title to re-register a vehicle. Accordingly, the Bank must surrender possession if it holds the certificate of title to such Financed Vehicle or, in the case of Financed Vehicles originally registered in a state which provides for notation of lien but not possession of the certificate of title by the holder of the security interest in the related motor vehicle, the Bank would receive notice of surrender if the security interest in the Financed Vehicle is noted on the certificate of title. Accordingly, the Bank would have the opportunity to re-perfect its security interest in the Financed Vehicle in the state of relocation. In states which do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing its portfolio of motor vehicle installment loans, the Bank takes steps to effect such re-perfection upon receipt of notice of re-registration or information from the Obligor as to relocation. Similarly, when an Obligor under a Receivable sells a Financed Vehicle, the Bank must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Receivable before release of the lien. Under the Agreement, the Servicer is obligated to take such steps, at the Servicer's expense, as are necessary to maintain perfection of security interests in the Financed Vehicles.

     Under the laws of many states, certain possessory liens for repairs performed on a motor vehicle and storage, as well as certain rights arising from the use of a motor vehicle in connection with illegal activities, may take priority even over a perfected security interest. Certain federal tax liens may have priority over the lien of a secured party. The Bank will represent in the Agreement that it has no knowledge of any such liens with respect to any Financed Vehicle. However, such liens could arise at any time during the term of a Receivable. No notice will be given to the Trustee in the event such a lien arises.

ENFORCEMENT OF SECURITY INTERESTS IN VEHICLES

     The Servicer on behalf of the Trust may take action to enforce its security interest by repossession and resale of the Financed Vehicles securing the Receivables. The actual repossession may be contracted out to third party contractors. Under the UCC and laws applicable in most states, a creditor can repossess a motor vehicle securing a loan by voluntary surrender, 'self-help' repossession that is 'peaceful' or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. In the event of such repossession and resale of a Financed Vehicle, the Trust would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the defaulting Obligor.

     Under the UCC and laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the motor vehicle securing such debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments. Moreover, a defaulting Obligor may not have sufficient assets to make the pursuit of a deficiency judgment worthwhile.

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws, and general equitable principles may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

OTHER MATTERS

     Numerous federal and state consumer protection laws may impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth-in-Lending Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Magnuson-Moss Warranty Act, and the Federal Trade Commission Act.

     The so-called 'Holder-in-Due-Course' Rule of the Federal Trade Commission (the 'FTC RULE'), other state statutes or the common law in certain states have the effect of subjecting a seller (and certain related lenders and their assignees) in a consumer credit transaction and any assignee of the seller (which would include the Trust) to all claims and defenses which an obligor in the transaction could assert against the seller of the goods. Liability of a subsequent holder under the FTC Rule is limited to the amounts paid by the obligor under the contract, and a subsequent holder of the contract may also be unable to collect any balance remaining due thereunder from such obligor. The Uniform Consumer Credit Code applicable in certain states contains provisions which generally duplicate this rule.

     The Agreement will set forth criteria that must be satisfied by each Receivable, and such criteria will provide, among other things, that each Receivable complies with all requirements of law in all material respects. Accordingly, if an Obligor has a claim against the Trust for violation of any law and such claim materially and adversely affects the Trust's interest in a Receivable, such violation would result in the failure to satisfy a criterion in the Agreement and would create an obligation of the Bank to repurchase the Receivable unless such failed criterion is cured.

REPURCHASE OBLIGATION

     Under the Agreement, each Receivable must satisfy certain criteria, and such criteria relate to, among other things, the validity, subsistence, perfection, and priority of the security interest in each Financed Vehicle. Accordingly, if any defect exists in the perfection of the security interest in any Financed Vehicle and such defect materially and adversely affects the Trust's interest in a Receivable, such defect would result in the failure to satisfy a criterion in the Agreement and would create an obligation of the Bank to repurchase such Receivable unless such failed criterion is cured.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material United States federal income tax consequences of the purchase, ownership, and disposition of Certificates. This summary is based upon laws, regulations, rulings, and decisions currently in effect, all of which are subject to change. The discussion does not deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Consequences to individual investors of investment in the Certificates will vary according to circumstances. In addition, this summary is generally limited to investors who will hold the Certificates as 'capital assets' (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the 'CODE'). Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions.

     INVESTORS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS TO DETERMINE THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES TO THEM OF THEIR PURCHASE, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

TAX STATUS OF THE TRUST; SCOPE OF TAX OPINION

     In the opinion of Jones, Day, Reavis & Pogue, special tax counsel to the Seller ('SPECIAL TAX COUNSEL'), the Trust will not be classified as an association taxable as a corporation for federal income tax purposes, but will be classified as a grantor trust, and each Certificate Owner will be subject to federal income taxation as if it owned directly its interest in each asset owned by the

Trust for federal income tax purposes and paid directly its share of reasonable expenses paid by the Trust. In addition, Special Tax Counsel has prepared or reviewed the statements in this Prospectus under the headings 'Summary of Terms -- Tax Status' and 'Certain Federal Income Tax Consequences,' and is of the opinion that such statements to the extent that they reflect conclusions of law are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of the Trust as a grantor trust for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in the Certificates.

TREATMENT OF CERTIFICATE OWNERS' INTEREST IN TRUST ASSETS

     Each Certificate Owner could be considered to own either:

     (a) an undivided interest in a single debt obligation having a principal amount equal to the total stated principal amount of the Receivables; or

     (b) an interest in each of the Receivables, in the Yield Supplement Agreement and any other assets of the Trust.

     The Agreement will express the intent of the Seller to sell, and the Certificateholders to purchase, the Receivables (other than the Retained Yield) and the Seller, the Certificateholders, and each Certificate Owner, by accepting a beneficial interest in a Certificate, will agree to treat the Certificates as ownership interests in the Receivables, and reports to Certificateholders will be prepared on that basis.

     Treatment as Debt Obligation. If a Certificate Owner were considered to own an undivided interest in a debt obligation of the Seller, rather than reporting its share of the interest accrued on each Receivable it would, in general, be required to include in income a pro rata share of interest accrued or received on such debt obligation in accordance with its usual method of accounting.

     The Certificates would be subject to the original issue discount (the 'OID') rules, generally in the manner discussed below with respect to Stripped Receivables (as defined below). Thus, while the manner in which a Certificateholder would calculate OID is unclear in some respects, each Certificateholder would report as OID the difference between its proportionate interest in the stated redemption price of such debt obligation and the issue price of the Certificate. However, in determining whether such OID is de minimis, the weighted average life of the Certificates would be determined using a reasonable assumption regarding anticipated prepayments (a 'PREPAYMENT ASSUMPTION'). Original issue discount includible in income for any accrual period (generally, the period between payment dates) would generally be calculated using a Prepayment Assumption and an anticipated yield established as of the date of initial sale of the Certificates, and would increase or decrease to reflect prepayments at a faster or slower rate than anticipated. Purchasers of the Certificates would also be subject to the market discount provisions of the Code to the extent that they purchase such Certificates at a discount from the initial issue price (as adjusted to reflect prior accruals of original issue discount).

     Income on Receivables. The remainder of the discussion herein assumes that a Certificate Owner will be treated as owning an interest in each Receivable (and the proceeds thereof) and an interest in the Yield Supplement Agreement.

     For federal income tax purposes, the Seller will be treated as having retained a fixed portion of the interest due on each Receivable (each, a 'STRIPPED RECEIVABLE') equal to the difference between (a) the Contract Rate of the Receivable and (b) the sum of the weighted average of the Class A Pass-Through Rate and the Class B Pass-Through Rate and the Servicing Fee Rate (such difference referred to as the 'RETAINED YIELD'). The Retained Yield will be treated as 'stripped coupons' within the meaning of Section 1286 of the Code. Accordingly, each Class A Certificate Owner will be treated as owning its pro rata percentage interest in (i) payments received under the Yield Supplement Agreement, and (ii) the principal of each Receivable, plus a share of the interest payable on each Receivable (minus the portion of the interest payable on such Receivable that is treated as Retained Yield on the Stripped Receivables) and such interest in each Receivable will be treated as a 'stripped bond' within the meaning of Section 1286 of the Code. Similarly, each Class B Certificate Owner will be treated as owning its pro rata percentage in
(i) payments received under the Yield Supplement Agreement and (ii) the principal of each Receivable, plus a share which, if the Class B Pass-Through Rate exceeds the Class A Pass-Through Rate, will be disproportionate, of the interest payable on each Receivable (minus the Retained Yield on the Stripped Receivable).

     Those Receivables, if any, that bear interest at a rate which is less than or equal to the sum of the applicable Pass-Through Rate and the Servicing Fee Rate (the 'SUPPLEMENTED RECEIVABLES') will not be treated as Stripped Receivables. Instead, Yield Supplement Amounts will be payable to eliminate the difference between the actual yield on each Supplemented Receivable and the yield such Receivable would have had if its interest rate had equaled the sum of the applicable Pass-Through Rate and the Basic Servicing Fee Rate. See
' -- Yield Supplement Amounts'.

     Each Certificate Owner would be required to report on its federal income tax return its share of the gross income of the Trust, including interest and certain other charges accrued on the Receivables and any gain upon collection or disposition of the Receivables (but not including any portion of the Retained Yield). Such gross income attributable to interest on the Receivables would exceed the applicable Pass-Through Rate by an amount equal to the Certificate Owner's share of the reasonable expenses of the Trust for the period during which it owns a Certificate. The Certificate Owner would be entitled to deduct its share of the reasonable expenses of the Trust to the extent described below. Any amounts received by a Certificate Owner from the Reserve Account or by a Class A Certificate Owner on account of the subordination of the Class B Certificates will be treated for federal income tax purposes as having the same characteristics as the payments they replace.

     A Certificate Owner would generally report its share of the income of the Trust, including interest and certain other charges accrued on the Receivables (but see discussion below in ' -- Discount and Premium'), payments received under the Yield Supplement Agreement, if applicable (to the extent treated as income), and investment earnings on funds held pending distribution, under its usual method of accounting. Accordingly, interest, excluding OID or market discount, would be includible in a Certificate Owner's gross income when it accrues on the Receivables, or, in the case of Certificate Owners who are cash basis taxpayers, when received by the Servicer on behalf of Certificate Owners. Because (a) interest accrues on the Receivables over differing monthly periods and is paid in arrears and (b) interest collected on a receivable generally is paid to Certificateholders in the following month, the amount of interest accruing to a Certificate Owner that is an accrual basis taxpayer or deemed to have been received by a Certificate Owner that is a cash basis taxpayer during any calendar month will not equal the interest distributed in that month. Thus, both cash basis and accrual basis taxpayers may be required to recognize some income in advance of the receipt of the related cash distribution. For administrative convenience, the amount of accrued and collected interest will be estimated rather than being calculated precisely for each Receivable.

     If the Class B Pass-Through Rate exceeds the Class A Pass-Through Rate, the amounts received by the Class A Certificate Owners (calculated at the Class A Pass-Through Rate) and the amounts received by the Class B Certificate Owners (calculated at the Class B Pass-Through Rate) will be disproportionate to the face amounts of their Certificates. The proper treatment of the amount of the difference, if any, in the amounts received is unclear. The Agreement will express the intent of the Seller that the Class B Certificate Owners be treated as having acquired a 'stripped coupon' integrated for federal income tax purposes with the Class B Certificate Owners' interest in the Stripped Receivables and reports to Certificate Owners will be prepared on that basis. It is possible, however, that the IRS could recharacterize a portion of the Class B Pass-Through Rate as constituting income other than interest (e.g., compensation for the Class B Certificate Owners' assumption of a limited guaranty by the Seller of the Class A Certificate Owners' receipt of principal and interest), in which case the federal income tax consequences to the Class B Certificate Owners, and possibly individual Class A Certificate Owners, could be adversely affected. For example, a Class A Certificateholder might be deemed to have received additional interest income and as having paid a portion thereof as a guaranty fee (which may be subject to limitations on deduction) to the Class B Certificateholders.

     For administrative convenience, the Servicer intends to report the total amount of income with respect to the Certificates on an aggregate basis at the applicable Pass-Through Rate (as though all of the Receivables and the Yield Supplement Agreement, if applicable, were a single obligation), rather than on an asset-by-asset basis. The amount and, in some instances, character, of the income reported to a Certificate Owner may differ under this method for a particular period from that which would be reported if income were reported on a precise asset-by-asset basis. Accordingly, the IRS could require that a Certificate Owner calculate its income either (a) on an asset-by-asset basis, accounting separately for each Receivable and the Yield Supplement Agreement, if applicable, or (b) aggregating all Stripped Receivables under the aggregation rule described below. See ' -- Discount and Premium -- Original Issue Discount on Stripped Receivables'. In computing its income on an asset-by-asset basis, a Certificate Owner would allocate its tax basis among the Receivables and its interest in the Yield Supplement Agreement, if applicable, in proportion to their fair market values.

     The remainder of the disclosure generally describes the Code provisions governing reporting of income on the Receivables and the Yield Supplement Agreement, if applicable, on a separate asset basis.

TREATMENT OF CERTIFICATE OWNERS' SHARE OF TRUST EXPENSES

     A Certificate Owner will be entitled to deduct, consistent with its method of accounting, its pro rata share of reasonable servicing fees and other fees paid or incurred by the Trust as provided in Section 162 or 212 of the Code. The Trustee intends to take the position that the Servicing Fee constitutes reasonable compensation for services, although there is no authority on this point in the context of receivables such as the Receivables. If a Certificate Owner is an individual, estate or trust, the deduction for such holder's share of such fees will be allowed only to the extent that all of such holder's miscellaneous itemized deductions, including such holder's share of such fees, exceed 2% of such holder's adjusted gross income. In addition, in the case of Certificate Owners who are individuals, certain otherwise allowable itemized deductions will be reduced, but not by more than 80%, by an amount equal to 3% of such holder's adjusted gross income in excess of a statutorily defined threshold of $126,600 in the case of a married couple filing jointly for the taxable year beginning in 1999. While not a Trust expense, the same limitations would apply to individual Class A Certificate Owners' deduction of any compensation deemed to have been paid by them for a limited guarantee provided by the Class B Certificate Owners. Because the Servicer will not report to the Certificate Owners the amount of income or deductions attributable to interest earned on Collections, such a holder may effectively underreport its net taxable income.

DISCOUNT AND PREMIUM

     In determining whether a Certificate Owner has purchased its interest in the Receivables (or any Receivable) at a discount and whether such Receivables (or any Receivable) have OID, a portion of the purchase price of a Certificate should be allocated to the Certificate Owner's undivided interest in accrued but unpaid interest and amounts collected at the time of purchase but not distributed and rights to receive Yield Supplement Amounts, if applicable. As a result, the portion of the purchase price allocable to a Certificate Owner's undivided interest in the Receivables (or any Receivable) (the 'PURCHASE PRICE') will be decreased and the potential OID on the Receivables (or any Receivable) could be increased.

ORIGINAL ISSUE DISCOUNT ON STRIPPED RECEIVABLES

     Because the Stripped Receivables represent stripped bonds, they will be subject to the original issue discount rules of the Code. Accordingly, the tax treatment of a Certificate Owner will depend in part upon whether the amount of OID on a Stripped Receivable is less than a statutorily defined de minimis amount.

     In general, under Treasury regulations (the 'TREASURY REGULATIONS') issued under Section 1286 of the Code (the 'SECTION 1286 REGULATIONS'), the amount of OID on a receivable treated as a 'stripped bond' will be de minimis if it is less than 1/4 of one percent for each full year of weighted average life remaining after the purchase date until the maturity of the Receivable, although it is not clear whether expected prepayments are taken into account. Under the
Section 1286 Regulations, it appears that the portion of the interest on each Receivable payable to the Certificate Owners may be treated as 'qualified stated interest.' As a result, the amount of OID on a Stripped Receivable will equal the amount by which the Purchase Price of a Stripped Receivable is less than the portion of the remaining principal balance of the Receivable allocable to the interest acquired.

     If the amount of OID is de minimis under the rule set forth above, a Stripped Receivable would not be treated as having OID. The actual amount of discount on a Stripped Receivable would be includible in income as principal payments are received on the Receivable, in the proportion that each principal payment bears to the total principal amount of the Receivable.

     If the OID on a Receivable is not treated as being de minimis, in addition to the amounts described above, a Certificate Owner will be required to include in income any OID as it accrues on a daily basis, regardless of when cash payments are received, using a method reflecting a constant yield on the Receivable (or Receivables). It is possible that the IRS could require use of a Prepayment Assumption in computing the yield of a Receivable. Accrued OID would increase a Certificate Owner's tax basis in the Certificate (and the applicable Receivables). Distributions of principal and other items attributable to accrued OID (other than payments of interest on the Receivables at the sum of the applicable Pass-Through Rate and the Servicing Fee Rate) would reduce a Certificate Owner's tax basis. If a Receivable is deemed to be acquired by a Certificate Owner at a significant discount, such treatment could accelerate the accrual of income by a Certificate Owner.

     The Trustee intends to account for OID, if any, reportable by holders of Certificates by reference to the price paid for a Certificate by an initial purchaser, although the amount of OID will differ for subsequent purchasers. Such subsequent purchasers should consult their tax advisors regarding the proper calculation of OID on the interest in Receivables represented by a Certificate.

     In addition, for administrative convenience, the Trustee intends to calculate OID, if any, on all of the Receivables on an aggregate basis and without the use of a Prepayment Assumption. Treasury Regulations issued under the OID provisions of the Code (the 'OID REGULATIONS') suggest, although the matter is not entirely clear, that all payments on the Stripped Receivables allocable to the Certificates may be aggregated in determining whether the Stripped Receivables will be treated as having OID. It is not clear whether use of a Prepayment Assumption is required in computing OID. If the IRS were to require that OID be computed on a Receivable-by-Receivable basis, or that a Prepayment Assumption be used, the character and timing of a Certificate Owner's income could be adversely affected. Because under the stripped bond rules, each sale of a Certificate results in a recalculation of OID, a Certificate Owner technically will not be subject to the market discount provisions of the Code with respect to Stripped Receivables.

PURCHASES AT PREMIUM

     In the event that a Receivable is treated as purchased at a premium (i.e., its Purchase Price exceeds the portion of the remaining principal balance of such Receivable allocable to the Certificate Owner), such premium will be amortizable by the Certificate Owner as an offset to interest income (with a corresponding reduction in the Certificate Owner's basis) under a constant yield method over the term of the Receivable if an election under Section 171 of the Code is made with respect to the interests in the Receivables represented by the Certificates or was previously in effect with respect to such taxpayer. Any such election will also apply to all debt instruments held by the Certificate Owner during the year in which the election is made and all debt instruments acquired thereafter.

EFFECT OF SUBORDINATION

     If the Class B Certificate Owners received distributions of less than their share of the Trust's receipts of principal or interest (the 'SHORTFALL AMOUNT') because of the subordination of the Class B Certificates, holders of Class B Certificates would probably be treated for federal income tax purposes as if they had:

     (1) received as distributions their full share of such receipts;

     (2) paid over to the Class A Certificate Owners an amount equal to such Shortfall Amount; and

     (3) retained the right to reimbursement of such amounts to the extent of future Collections otherwise available for deposit in the Reserve Account.

     There is, however, no authority addressing this point and the IRS could assert that a different treatment could apply.

     Under this analysis:

     (1) Class B Certificate Owners would be required to recognize as current income any interest or OID income of the Trust that was a component of the Shortfall Amount, even though such amount was in fact paid to the Class A Certificate Owners;

     (2) a loss would only be allowed to the Class B Certificate Owners when their right to receive reimbursement of such Shortfall Amount became worthless (i.e., when it becomes clear that amount will not be available from any source to reimburse such loss and then as such loss may be limited by Sections 67 and 68 of the Code); and

     (3) reimbursement of such Shortfall Amount prior to such a claim of worthlessness would not be taxable income to Class B Certificate Owners because such amount was previously included in income.

     Those results should not significantly affect the inclusion of income for Class B Certificate Owners on the accrual method of accounting, but could accelerate inclusion of income to Class B Certificate Owners on the cash method of accounting by, in effect, placing them on the accrual method. Moreover, the character and timing of loss deductions is unclear.

YIELD SUPPLEMENT AMOUNTS

     The proper Federal income tax characterization of the Yield Supplement Amounts is not clear. Moreover, the sum of the income and deductions properly reportable by a Certificate Owner in any taxable year may not equal the amounts that would be reportable if a Certificate Owner held instead of an interest in the Receivables and in the Yield Supplement Agreement either (i) a debt instrument bearing interest at the applicable Pass-Through Rate or (ii) an interest in a trust holding the Receivables each of which bears interest at a rate at least equal to the applicable Pass-Through Rate plus the Servicing Fee Rate.

     It is likely that the right to receive Yield Supplement Amounts will be treated as a separate asset purchased by each Certificate Owner, in which case a portion of each Certificate Owner's purchaser price or other tax basis in its Certificate equal to the fair market value of the right to receive Yield Supplement Amounts should be allocated to the right to receive payments of Yield Supplement Amounts. The right to receive Yield Supplement Amounts may be treated as a loan made by a Certificate Owner to the Seller in an amount equal to the present value, discounted at a rate equal to the sum of the applicable Pass-Through Rate and the Servicing Fee Rate, of the projected Yield Supplement Amounts. In that event, a portion of the Yield Supplement Amounts generally representing a yield equal to the applicable Pass-Through Rate plus the Servicing Fee Rate on such discounted value should be treated as interest includible in income as accrued or received, and the remainder should be treated as a return of the principal amount of the deemed loan. Alternately, it is possible that the entire amount of each Yield Supplement Amount should be included in income as accrued or received, in which event a Certificate Owner should also be entitled to amortize the portion of its purchase price allocable to its right to receive Yield Supplement Amounts. The method of calculating such amortization is unclear and could result in the inclusion of greater amounts of income than a Certificate Owner's actual yield on a Receivable.

     Alternately, it is possible that the Yield Supplement Amounts could be treated as payments adjusting the purchase price of the Supplemented Receivables, rather than as a separate asset. In that event, a Certificate Owner could be treated as having purchased each such Supplemented Receivable at a discount (consisting of imputed interest and/or market discount) that, combined with the actual coupon rate of such Supplemented Receivable, produces a yield equal to the sum of the applicable Pass-Through Rate and the Servicing Fee Rate.

     It is not clear whether and to what extent the amounts includible in income or amortizable under any of these methods would be adjusted to take account of prepayments on the Receivables. Moreover, it is possible that the IRS might contend that none of the above methods is appropriate and that income with respect to the Yield Supplement Agreement should be reported by a Certificate Owner in some other manner. In addition, to the extent that the amounts payable pursuant to the Yield Supplement Agreement decline during any period by reason of prepayments on the related Receivables, it is possible that a portion of the amount amortizable by the Certificate Owner during such period would be treated as a capital loss (which would not offset ordinary income), rather than as an ordinary deduction. It is expected that the annual statement furnished to the Certificateholders will report the net income derived from the Yield Supplement Agreement using a method that causes the total income attributable to a Certificate to equal income at the applicable Pass-Through Rate on the applicable class of Certificates. Certificate Owners are advised to consult their tax advisors regarding the appropriate method of accounting for income attributable to the Yield Supplement Agreement.

SALE OF A CERTIFICATE

     If a Certificate is sold, gain or loss will be recognized equal to the difference between the amount realized on the sale and the Certificate Owner's adjusted basis in the Receivables and any other assets held by the Trust. A Certificate Owner's adjusted basis will equal the Certificate Owner's cost for the Certificate, increased by any discount previously included in income, and decreased by any deduction previously allowed for accrued premium and by the amount of principal payments previously received on the Receivables. Any gain or loss not attributable to accrued interest will be capital gain or loss if the Certificate was held as a capital asset.

FOREIGN CERTIFICATE OWNERS

     Interest attributable to Receivables which is payable to a foreign Certificate Owner will generally not be subject to the normal 30% withholding tax imposed with respect to such payments, provided that such Certificate Owner is not engaged in a trade or business in the United States and that such Certificate Owner fulfills certain certification requirements (however, the withholding tax may apply to any portion of the interest received by the Class B Certificate Owners that is recharacterized as compensation for a guarantee). Under such certification requirements, the Certificate Owner must certify, under penalties of perjury, that it is not a 'United States person' and it is the beneficial owner of the Certificates, and must provide its name and address. For this purpose, 'UNITED STATES PERSON' means a citizen or resident of the United States, a corporation, partnership, or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or a trust (if a court within the United States is able to exercise primary supervision over its administration and one or more United States fiduciaries have the authority to control all of its substantial decisions) or an estate, the income of which is includible in gross income for United States Federal income tax purposes, regardless of its source. Final Treasury Regulations have been issued, generally with a January 1, 2000 effective date, that will affect the certification requirements with respect to payments to foreign Certificate Holders.

BACKUP WITHHOLDING

     Payments made on the Certificates and proceeds from the sale of Certificates will not be subject to a 'back-up' withholding tax of 31% unless, in general, the Certificate Owner fails to comply with certain reporting procedures and is not an exempt recipient under applicable provisions of the Code.

CERTAIN STATE TAX CONSEQUENCES

     Because of the variation in each state's and locality's tax laws, it is impossible to predict the tax consequences to the Trust or to holders of Certificates in all of the state and local taxing jurisdictions in which they may be subject to tax. Prospective investors are urged to consult with their own tax advisors regarding the state and local tax treatment of the Trust as well as any state and local tax consequences to them of purchasing, holding and disposing of the Certificates.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ('ERISA'), and the Code impose certain requirements on employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested that are subject to ERISA or the Code (all of which are hereinafter referred to as a 'PLAN') and on those persons who are 'fiduciaries' with respect to Plans. Moreover, based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 114 S. Ct. 517 (1993), an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a fiduciary with respect to such Plans by virtue of such investment. In accordance with ERISA's general fiduciary standards, before investing in a Certificate, a Plan fiduciary should determine whether such an investment is permitted under the governing Plan instruments and is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. Other provisions of ERISA and the Code prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan ('parties in interest' within the meaning of ERISA or 'disqualified persons' within the meaning of the Code). Thus, a Plan fiduciary considering an investment in Certificates should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code.

     An investment in Certificates by a Plan might result in the assets of the Trust being deemed to constitute Plan assets, which in turn might mean that certain aspects of such investment, including the operation of the Trust, might be prohibited transactions under ERISA and Section 4975 of the Code. There may also be an improper delegation of the responsibility to manage Plan assets if Plans that purchase the Certificates are deemed to own an interest in the underlying assets of the Trust. Accordingly, under Section 2510.3-101 of the United States Department of Labor (the 'DOL') regulations (the 'REGULATION'), a Plan's assets may include an interest in the underlying assets of an entity (such as a trust) for certain purposes, including the prohibited transaction provisions of ERISA and Section 4975 of the Code, if the Plan acquires an 'equity interest' in such entity.

PROHIBITED TRANSACTION EXEMPTION FOR CLASS A CERTIFICATES

     The DOL has issued an individual exemption, Prohibited Transaction Exemption ('PTE') 90-23, as amended by PTE 97-34, to J.P. Morgan Securities Inc. (the 'EXEMPTION'). The

Exemption generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code and
Section 502(i) of ERISA certain transactions relating to the initial purchase, holding and subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements set forth in the Exemption. The receivables covered by the Exemption include fixed rate simple interest retail motor vehicle installment sales contracts and retail motor vehicle installment loans such as the Receivables.

     In addition, the Exemption provides that the trust's assets may include:

     (a) yield supplement agreements or similar yield maintenance arrangements, provided such arrangements do not involve swap agreements or certain other principal contracts; and

     (b) certain pre-funding arrangements.

     The Exemption will apply to the acquisition, holding and resale of the Class A Certificates by a Plan from the Underwriters, provided that specified conditions (certain of which are described below) are met. The Seller believes that the Exemption will apply to the acquisition and holding of the Class A Certificates by a Plan provided that all conditions of the Exemption within the control of the Plan have been met.

     The Exemption sets forth six general conditions that must be satisfied for a transaction involving the acquisition of the Class A Certificates by a Plan to be eligible for the exemptive relief thereunder:

     (1) the acquisition of the Class A Certificates by a Plan is on terms (including the price for the Class A Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     (2) the rights and interests evidenced by the Class A Certificates acquired by a Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust;

     (3) the Class A Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories of Standard & Poor's, Moody's, Duff & Phelps Credit Rating Co. or Fitch IBCA, Inc.;

     (4) the Trustee is not an affiliate of any other member of the 'RESTRICTED GROUP,' which consists of the Underwriters, the Seller, the Servicer, the Trustee and any Obligor with respect to the Receivables included in the Trust constituting more than 5% of the aggregate unamortized principal balance of the assets of the Trust as of the date of initial issuance of the Class A Certificates, and any affiliate of such parties;

     (5) the sum of all payments made to and retained by the Underwriters in connection with the distribution or placement of the Class A Certificates represents not more than reasonable compensation for underwriting or placing the Class A Certificates. The sum of all payments made to and retained by the Seller pursuant to the sale of the Receivables to the Trust represents not more than the fair market value of such Receivables. The sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer's services under the Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith; and

     (6) the Plan investing in the Class A Certificates must be an 'accredited investor' as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act.

     Because the rights and interests evidenced by the Class A Certificates acquired by a Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust, the second general condition set forth above is satisfied. It is a condition of the issuance of the Class A Certificates that they be rated in the highest rating category by a Rating Agency. A fiduciary of a Plan contemplating purchasing a Class A Certificate must make its own determination that at the time of such acquisition, the Class A Certificates continue to satisfy the third general condition set forth above. The Seller and the Servicer expect that the fourth general condition set forth above will be satisfied with respect to the Class A Certificates. A fiduciary of a Plan contemplating purchasing a Class A Certificate must make its own determination that the first, fifth and sixth general conditions set forth above will be satisfied with respect to the Class A Certificates.

     If the general conditions of the Exemption are satisfied, the Exemption may provide relief from the restrictions imposed by Sections 406(a) and 407(a) of ERISA as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange, transfer or holding of the Class A Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Class A Certificate on behalf of an 'Excluded Plan' by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the Class A Certificates, an 'EXCLUDED PLAN' is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the Exemption may provide relief from the restrictions imposed by Sections 406(b)(1) and (b)(2) and 407(a) of ERISA and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code in connection with the direct or indirect sale, exchange, transfer or holding of Class A Certificates in the initial issuance of Class A Certificates between the Seller or Underwriters and a Plan other than an Excluded Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in the Class A Certificates is (a) an Obligor with respect to 5% or less of the fair market value of the Receivables or (b) an affiliate of such person.

     The Exemption also applies to transactions in connection with the servicing, management and operation of the Trust, provided that, in addition to the general requirements described above, (a) such transactions are carried out in accordance with the terms of a binding Pooling and Servicing Agreement and
(b) the Pooling and Servicing Agreement is provided to, or described in all material respects in the prospectus provided to, investing Plans before their purchase of Class A Certificates issued by the Trust. The Agreement is a Pooling and Servicing Agreement as defined in the Exemption. All transactions relating to the servicing, management and operation of the Trust will be carried out in accordance with the Agreement. See 'Description of the Certificates'.

     The Exemption also may provide relief from the restrictions imposed by Sections 406(a) and 407(a) of ERISA and the taxes imposed by Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a party in interest or a disqualified person with respect to an investing Plan by virtue of providing services to a Plan (or by virtue of having certain specified relationships to such a person) solely as a result of such Plan's ownership of Class A Certificates.

     Any Plan fiduciary considering whether to purchase a Class A Certificate on behalf of a Plan should consult with experienced legal counsel regarding the applicability of the Exemption and other applicable issues and whether the Class A Certificates are an appropriate investment for a Plan under ERISA and the Code.

PROHIBITED TRANSACTION EXEMPTIONS FOR CLASS B CERTIFICATES

     Because the Class B Certificates are subordinate interests, the Exemption will not apply to exempt the purchase and subsequent holding of the Class B Certificates by or on behalf of a Plan from the prohibited transaction provisions of ERISA and the Code. However, certain other administrative exemptions may be available with respect to the purchase and subsequent holding of the Class B Certificates by or on behalf of a Plan. These exemptions include Prohibited Transaction Class Exemption ('PTCE') 95-60, which applies to certain transactions involving insurance company general accounts, PTCE 90-1, which applies to certain transactions involving insurance company pooled separate accounts, PTCE 91-38, which applies to certain transactions involving bank collective investment funds, PTCE 84-14, which applies to certain transactions entered into on behalf of a Plan by qualified professional asset managers, and PTCE 96-23, which applies to certain transactions entered into on behalf of a Plan by an in-house asset manager.

     PTCE 95-60 in particular, among other things, provides an exemption for transactions in connection with the servicing, management, and operation of a trust in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust. PTCE 95-60 would apply to the acquisition of the Class B Certificates issued by the Trust provided that certain conditions are met, including the requirement that the Trust is described in and otherwise meets the requirements of an 'underwriter exemption,' such as PTE 90-23, other than the requirements relating to the nonsubordination and rating of the Class B Certificates. Accordingly, the acquisition by an insurance company of the Class B Certificates on behalf of its general account will not constitute a prohibited transaction if the conditions of PTCE 95-60 are otherwise satisfied.

     Any Plan fiduciary considering the purchase of a Class B Certificate on behalf of a Plan should consult with experienced legal counsel regarding the applicability of any such exemption from the prohibited transaction rules, other relevant issues, and whether the Class B Certificates would be an appropriate investment for the Plan under ERISA and the Code.

     Each investor purchasing the Class B Certificates by or on behalf of a Plan will be deemed to have represented that an exemption from the prohibited transaction rules applies such that the acquisition and subsequent holding of the Class B Certificates by or on behalf of such Plan will not constitute a non-exempt prohibited transaction in violation of ERISA or the Code by reason of the application of one or more statutory or administrative exemptions from the prohibited transaction rules.

SPECIAL CONSIDERATIONS APPLICABLE TO INSURANCE COMPANY GENERAL ACCOUNTS

     It should be noted that the Small Business Job Protection Act of 1996 added new Section 401(c) to ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Pursuant to
Section 401(c), the DOL is required to issue final regulations (the 'GENERAL ACCOUNT REGULATIONS') with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. The General Account Regulations are to provide guidance on which assets held by the insurer constitute 'plan assets' for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code. Section 401(c) also provides that, except in the case of avoidance of the General Account Regulations, and actions brought by the Secretary of Labor relating to certain breaches of fiduciary duties that also constitute breaches of state or federal criminal law, until the date that is 18 months after the General Account Regulations become final, no liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code may result on the basis of a claim that the assets of the general account of an insurance company constitute the assets of any Plan. The plan asset status of insurance company separate accounts is unaffected by new Section 401(c) of ERISA, and separate account assets continue to be treated as the assets of any Plan invested in the separate account. Insurance companies should consult with their counsel regarding the potential impact of Section 401(c) on their purchase of Certificates.

     As of the date hereof, the DOL has issued proposed regulations under
Section 401(c). It should be noted that the final form of the General Account Regulations cannot be certain, the General Account Regulations may not exempt the assets of insurance company general accounts from treatment as 'plan assets' after December 31, 1998. If the General Account Regulations are adopted substantially in the form in which proposed, they should not, however, adversely affect the applicability of PTCE 95-60 to purchases of Certificates.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement (the 'UNDERWRITING AGREEMENT'), the Seller has agreed to sell to each of the underwriters named below (the 'UNDERWRITERS') and each of the Underwriters has severally agreed to purchase the principal amount of Class A Certificates set forth opposite its name below:

                                                              PRINCIPAL AMOUNT OF
                        UNDERWRITERS                          CLASS A CERTIFICATES
                        ------------                          --------------------
J.P. Morgan Securities Inc..................................      $168,549,000
Chase Securities Inc........................................       168,200,000
Credit Suisse First Boston Corporation......................       168,200,000
Salomon Smith Barney Inc....................................       168,200,000
                                                                  ------------
     Total..................................................      $673,149,000
                                                                  ------------
                                                                  ------------

     The Seller has been advised by the Underwriters that they propose initially to offer the Class A Certificates to the public at the price set forth on the cover page of this Prospectus, and to certain dealers at such price less a concession not in excess of 0.12% of the principal amount of the Class A Certificates. The Underwriters may allow and such dealers may reallow to other dealers a discount not in excess of 0.10% of such principal amount. After the initial public offering, such public offering price, concession and reallowance may be changed.

     The Class B Certificates will be purchased by an affiliate of the Seller. Such affiliate may subsequently use this Prospectus in connection with offers and sales of the Class B Certificates to third parties at market prices prevailing at the time of such offers and sales. In order to facilitate the book-entry registration of the Class B Certificates, J.P. Morgan Securities Inc. will act as agent for the Seller in connection with such purchase. J.P. Morgan Securities Inc. will receive no compensation in connection therewith.

     In connection with the offering of the Class A Certificates, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Class A Certificates. Specifically, the Underwriters may overallot the offering, creating a syndicate short position. The Underwriters may bid for and purchase Class A Certificates in the open market to cover syndicate short positions. In addition, the Underwriters may bid for and purchase Class A Certificates in the open market to stabilize the price of the Class A Certificates. These activities may stabilize or maintain the market price of the Class A Certificates above independent market levels. The Underwriters are not required to engage in these activities and may end these activities at any time.

     In the ordinary course of business, certain of the Underwriters and their affiliates have engaged and may engage in investment banking and commercial banking transactions with the Seller and its affiliates.

     The Seller has agreed to indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments which the Underwriters may be required to make in respect thereof.

                          VALIDITY OF THE CERTIFICATES

     The validity of the Certificates will be passed upon for the Seller by Jones, Day, Reavis & Pogue, and certain other legal matters will be passed upon for the Seller by Michael J. Broker, Esq., Vice-President and Banking Counsel for the Bank and for the Underwriters by Skadden, Arps, Slate, Meagher & Flom LLP. Certain federal income tax and other matters will be passed upon for the Seller by Jones, Day, Reavis & Pogue.

                               GLOSSARY OF TERMS

Accounts....................................................      31
Advance.....................................................      33
Agreement...................................................      18
Applicant...................................................      13
Available Interest..........................................      37
Available Principal.........................................      37
Available Reserve Amount....................................      34
Average Delinquency Ratio...................................      35
Average Net Loss Ratio......................................      35
Bank........................................................      13
Business Day................................................      22
Cede........................................................      24
Cedel.......................................................      25
Cedel Participants..........................................      27
Certificate Account.........................................      31
Certificate Owner...........................................      25
Certificateholders..........................................      19
Certificates................................................      18
Class A Certificate Balance.................................      38
Class A Certificateholders..................................      19
Class A Certificates........................................      18
Class A Distribution Account................................      31
Class A Interest Carryover Shortfall........................      38
Class A Interest Distribution...............................      38
Class A Monthly Interest....................................      38
Class A Monthly Principal...................................      38
Class A Pass-Through Rate...................................      22
Class A Percentage..........................................      38
Class A Pool Factor.........................................      22
Class A Principal Carryover Shortfall.......................      38
Class A Principal Distribution..............................      39
Class B Certificate Balance.................................      39
Class B Certificateholders..................................      19
Class B Certificates........................................      18
Class B Distribution Account................................      31
Class B Interest Carryover Shortfall........................      39
Class B Interest Distribution...............................      39
Class B Monthly Interest....................................      39
Class B Monthly Principal...................................      39
Class B Pass-Through Rate...................................      22
Class B Percentage..........................................      39
Class B Pool Factor.........................................      22
Class B Principal Carryover Shortfall.......................      39
Class B Principal Distribution..............................      39
Closing Date................................................      23
Code........................................................      48
Collateral Agent............................................      34
Collection Period...........................................      37
Collections.................................................      37
Contract Rate...............................................      18
Cooperative.................................................      28
Cutoff Date.................................................      18
Defaulted Receivable........................................      33

Definitive Certificates.....................................      29
Delinquency Ratio...........................................      35
Depositaries................................................      27
Depositary..................................................      27
Deposit Date................................................      32
Direct Participants.........................................      25
Distribution Date...........................................      22
DOL.........................................................      55
DTC.........................................................      25
DTC Participants............................................      26
Due Date....................................................      19
ERISA.......................................................      55
Euroclear...................................................      25
Euroclear Operator..........................................      25
Euroclear Participants......................................      27
Events of Servicing Termination.............................      40
Excluded Plan...............................................      57
Exemption...................................................      56
FDIC........................................................      31
Final Scheduled Distribution Date...........................      32
Financed Vehicles...........................................      18
Force Placed Insurance......................................      15
FTC Rule....................................................      48
General Account Regulations.................................      58
Holders.....................................................      29
Indirect Participants.......................................      26
Industry....................................................      28
Interest Collections........................................      37
Liquidation Proceeds........................................      35
Moody's.....................................................      32
Motor Vehicle Loans.........................................      13
Net Loss Ratio..............................................      35
Obligor.....................................................      15
OID.........................................................      49
OID Regulations.............................................      52
Original Certificate Balance................................      25
Original Class A Certificate Balance........................      25
Original Class B Certificate Balance........................      25
Original Pool Balance.......................................      25
Outstanding Advances........................................      33
Pass-Through Rate...........................................      22
Paying Agent................................................      31
Plan........................................................      55
Pool Balance................................................      24
Prepayment Assumption.......................................      49
PTCE........................................................      57
PTE.........................................................      55
Purchase Price..............................................      51
Purchased Receivable........................................      37
Qualified Institution.......................................      31
Qualified Trust Company.....................................      31
Rating Agency...............................................      32
Rating Agency Condition.....................................      35
Realized Losses.............................................      39
Receivables.................................................      18

Receivables Pool............................................      18
Record Date.................................................      22
Recoveries..................................................      35
Regulation..................................................      55
Repurchase Amount...........................................      30
Reserve Account.............................................      18
Reserve Account Initial Deposit.............................      34
Restricted Group............................................      56
Retained Yield..............................................      49
Section 1286 Regulations....................................      52
Seller......................................................      13
Servicer....................................................      13
Servicing Fee...............................................      33
Servicing Fee Rate..........................................      33
Shortfall Amount............................................      53
Specified Reserve Account Balance...........................      34
Specified Yield Supplement Balance..........................      36
Special Tax Counsel.........................................      48
Standard & Poor's...........................................      32
Stripped Receivable.........................................      49
Supplemented Receivables....................................      50
Systems.....................................................      28
Terms and Conditions........................................      28
Transfer Agent and Registrar................................      29
Treasury Regulations........................................      52
Trust.......................................................      18
Trustee.....................................................      44
UCC.........................................................      46
Underwriters................................................      58
Underwriting Agreement......................................      58
United States person........................................      54
USAA........................................................      14
Yield Supplement Account....................................      36
Yield Supplement Agreement..................................      35
Yield Supplement Amount.....................................      35

                                                                         ANNEX A

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Class A Certificates and Class B Certificates will be available only in book-entry form. Investors in the Offered Certificates may hold such Offered Certificates through any of DTC, Cedel or Euroclear. The Offered Certificates will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Offered Certificates through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Offered Certificates directly through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Offered Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Offered Certificates will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Offered Certificates will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Offered Certificates will be represented through financial institutions acting on their behalf as DTC Participants. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Offered Certificates through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Offered Certificates through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no 'lock-up' or restricted period. Offered Certificates will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

     Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Cedel or Euroclear purchaser. When Offered Certificates are to be transferred from the account of a DTC Participant to the accounts of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel

Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear, as the case may be, will instruct the respective Depositary to receive the Offered Certificates against payment. Payment will include interest accrued on the Offered Certificates from and including the last coupon payment date to and excluding the settlement date, which will be on the basis of a 360-day year and the actual number of days elapsed. Payment will then be made by the Depositary to the DTC Participant's account against delivery of the Offered Certificates. After settlement has been completed, the Offered Certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The Offered Certificates credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Offered Certificates will accrue from, the value date (which would be the preceding day when settlement occurred in New
York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debit will be valued instead as of the actual settlement date.

     Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Offered Certificates are credited to their accounts one day later.

     As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Offered Certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the Offered Certificates were credited to their accounts. However, interest on the Offered Certificates would accrue from the value date. Therefore, in many cases the investment income on the Offered Certificates earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Offered Certificates to the respective Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between Cedel or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Offered Certificates are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedel or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Offered Certificates to the DTC Participant's account against payment. Payment will include interest accrued on the Offered Certificates from and including the last coupon payment date to and excluding the settlement date, which will be on the basis of a 360-day year and the actual number of days elapsed. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Cedel or Euroclear and that purchase Offered Certificates from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing the Offered Certificates in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Offered Certificates sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Offered Certificates holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (a) each clearing system, bank, or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(b) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Offered Certificates that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     Exemption for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owner or his agent.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal income tax reporting procedure. The Certificate Owner or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term 'U.S. PERSON' means (a) a citizen or resident of the United States, (b) a corporation or partnership (including an entity treated as a corporation or partnership) organized in or under the laws of the United States or any state or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), (c) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (d) a trust if a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons has the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Offered Certificates. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Offered Certificates.

     Recent Treasury regulations could affect the procedures to be followed by a non-U.S. Person in complying with the United States federal withholding, backup withholding and information reporting rules. The regulations generally will be effective for payments made after December 31, 1999. Prospective investors are advised to consult their own tax advisors regarding the effect, if any, of the regulations on the purchase, ownership and disposition of the Offered Certificates.

                      USAA AUTO LOAN GRANTOR TRUST 1999-1

                               $673,149,000 6.10%
               Automobile Loan Pass-Through Certificates, Class A

                               $26,227,130 6.67%
               Automobile Loan Pass-Through Certificates, Class B

                                     [Logo]

                           USAA FEDERAL SAVINGS BANK
                              SELLER AND SERVICER

                            ------------------------
                                   PROSPECTUS
                            ------------------------

                               J.P. MORGAN & CO.
                             CHASE SECURITIES INC.
                           CREDIT SUISSE FIRST BOSTON
                              SALOMON SMITH BARNEY

     You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information.

     We are not offering these certificates in any state where the offer is not permitted.

     We do not claim the accuracy of the information in this prospectus as of any date other than the date stated on the cover of this prospectus.

     Dealers will deliver a prospectus when acting as underwriters on these certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus until October 20, 1999.

                                    JULY 22, 1999